Alternative Loan Trust 2007-J1
Issuing Entity

Final Term Sheet

$583,156,580

(Approximate)

CWALT, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS

DATED February 27, 2007

Mortgage Pass-Through Certificates, Series 2007-J1
Distributions payable monthly, beginning March 26, 2007
__________________

The issuing entity will issue 81 classes of certificates, 75 of which are offered pursuant to this free writing prospectus. The classes of offered certificates and the other certificates issued by the issuing entity together with their initial class certificate balances or notional amounts, pass-through rates and initial ratings are listed in the tables in “Summary - Description of the Certificates” in this free writing prospectus.

Summary

Issuing Entity

Alternative Loan Trust 2007-J1, a common law trust formed under the laws of the State of New York.

Depositor

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Originators

Approximately 67.61%, 50.72% and 25.29% of the mortgage loans in loan group 1, loan group 2 and loan group 3, respectively, were originated by the sponsor. Additionally, approximately 3.87%, 24.12% and 13.35% of the mortgage loans in loan group 1, loan group 2 and loan group 3, respectively, were originated by American Home Mortgage Corp. and approximately 29.48% of the mortgage loans in loan group 3 were originated by SouthStar Funding LLC. The remainder of the mortgage loans in each loan group were originated by various other originators, which, individually, originated less than 10% of the mortgage loans in each loan group.

Master Servicer

Countrywide Home Loans Servicing LP

Servicers

Substantially all of the mortgage loans are being serviced by Countrywide Home Loans Servicing LP. The remainder of the mortgage loans are being serviced by various other servicers, which, individually, service less than 10% of the mortgage loans in each loan group.

Trustee

The Bank of New York

Class 3-A-2 Insurer

MBIA Insurance Corporation will unconditionally and irrevocably guarantee certain payments on the Class 3-A-2 Certificates on each distribution date pursuant to the terms of a certificate guaranty insurance policy, which is sometimes referred to as the Class 3-A-2 policy.

The NIM Insurer

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class 3-P and Class 3-C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the “NIM Insurer.” The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the group II certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan conveyed to the issuing entity on the closing date, the later of February 1, 2007 and the date of origination for that mortgage loan (the “initial cut-off date”).

For any mortgage loan conveyed to the issuing entity after the closing date, the later of the origination date for that mortgage loan and the first day of the month of the conveyance to the issuing entity.

Closing Date

On or about February 28, 2007.

Pre-funding

If the aggregate stated principal balance as of the initial cut-off date of the group 1 mortgage loans, the group 2 mortgage loans and the group 3 mortgage loans conveyed to the issuing entity on the closing date is less than $185,518,431, $206,845,414 and $199,177,324, respectively, an account (the “pre-funding account”) will be established with the trustee on the closing date and funded in an amount equal to the difference (referred to as the “pre-funded amount”).

Pre-Funded Amount:

As of the date of this free writing prospectus, the pre-funded amount to be deposited in the pre-funded account is expected to be approximately $2,194,322, $18,725,738 and $7,283,594 with respect to the group 1 mortgage loans, the group 2 mortgage loans and the group 3 mortgage loans, respectively.

Funding Period:

If there is a pre-funded amount deposited into the pre-funding account on the closing date, the Funding Period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $150,000 and (y) March 31, 2007.

Use of Pre-Funded Amount:

The portion of the pre-funded amount deposited in the pre-funding account with respect to a loan group on the closing date is expected to be used to purchase supplemental mortgage loans for that loan group. Any pre-funded amount with respect to a loan group not used during the Funding Period to purchase supplemental mortgage loans for that loan group will be distributed to holders of the related classes of senior certificates as a prepayment of principal on the distribution date immediately following the end of the Funding Period.

Capitalized Interest Account

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from the mortgage loans to pay all of the interest due on the certificates, including the Class 3-A-2 premium, on the first and possibly second distribution dates. If the pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

Restrictions on Supplemental Mortgage Loan Purchases:

Purchases of supplemental mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the supplemental mortgage loans, as described in this free writing prospectus.

The Mortgage Loans

The mortgage pool will be divided into three separate groups. Each group of mortgage loans is referred to as a “loan group.” Loan group 1 and loan group 2 are sometimes referred to collectively as aggregate loan group I and loan group 3 is sometimes referred to as aggregate loan group II. Each loan group will consist primarily of 30-year conventional fixed rate mortgage loans secured by first liens on one-to-four family residential properties.

The mortgage loans for which statistical information is presented in this free writing prospectus are referred to as the initial mortgage loans. The statistical information presented in this free writing prospectus regarding the initial mortgage loans is as of the initial cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the initial mortgage loans as of the initial cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date (the initial mortgage loans and any additional mortgage loans delivered for loan group 1, loan group 2 and loan group 3 on the closing date are referred to as the “Group 1 Closing Date Mortgage Loans,” the “Group 2 Closing Date Mortgage Loans” and the “Group 3 Closing Date Mortgage Loans”). However, the statistical information presented in this free writing prospectus does not reflect all of the mortgage loans that may be included in the issuing entity. Supplemental mortgage loans may be included during the Funding Period. Further, certain initial mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus and mortgage loans may be added to a loan group on the closing date. Any substitution or addition will not result in a material difference in the closing date mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the initial mortgage loans presented in this free writing prospectus.

As of the initial cut-off date, the aggregate current principal balance was approximately $570,621,110 and the initial mortgage loans in each of loan group 1, loan group 2 and loan group 3 had the following characteristics:

Loan Group 1

Aggregate Current Principal Balance	$183,324,109
Geographic Concentrations in excess of 10%:
California	44.77%
Weighted Average Original LTV Ratio	68.68%
Weighted Average Mortgage Rate	6.404%
Range of Mortgage Rates	4.990% to 8.250%
Average Current Principal Balance	$617,253
Range of Current Principal Balances	$81,175 to $4,843,877
Weighted Average Remaining Term to Maturity	357 months
Weighted Average FICO Credit Score	693

Loan Group 2

Aggregate Current Principal Balance	$188,119,677
Geographic Concentrations in excess of 10%:
California	34.20%
Weighted Average Original LTV Ratio	74.23%
Weighted Average Mortgage Rate	7.076%
Range of Mortgage Rates	6.250% to 8.875%
Average Current Principal Balance	$419,910
Range of Current Principal Balances	$30,349 to $2,584,783
Weighted Average Remaining Term to Maturity	358 months
Weighted Average FICO Credit Score	689

Loan Group 3

Aggregate Current Principal Balance	$199,177,324
Geographic Concentrations in excess of 10%:
California	18.39%
Florida	12.30%
New York	10.55%
Weighted Average Original LTV Ratio	78.29%
Weighted Average Mortgage Rate	7.305%
Range of Mortgage Rates	5.500% to 10.150%
Average Current Principal Balance	$283,728
Range of Current Principal Balances	$39,713 to $1,782,339
Weighted Average Remaining Term to Maturity	357 months
Weighted Average FICO Credit Score	680

Additional information regarding the mortgage loans is set forth in Annex A attached to this free writing prospectus.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Initial Class Certificate Balance / Initial Notional Amount(1)	Type	Initial Rating (Fitch) (2)	Initial Rating (S&P) (2)	Initial Rating (Moody’s) (2)
Offered Certificates
Class 1-A-1	$125,000,000	Senior/Fixed Pass-Through Rate/Super Senior/Depositable(3)	AAA	AAA	Aaa
Class 1-A-2	$20,881,000	Senior/Fixed Pass-Through Rate	AAA	AAA	Aaa
Class 1-A-3	$8,438,000	Senior/Fixed Pass-Through Rate/Support/ Depositable(3)	AAA	AAA	Aa1
Class 1-A-4	$18,540,000	Senior/Fixed Pass-Through Rate/NAS/Depositable(3)	AAA	AAA	Aaa
Class 1-A-5	$18,540,000	Senior/Fixed Pass-Through Rate/NAS/ Exchangeable (3)	AAA	AAA	Aaa
Class 1-A-6	$18,540,000	Senior/Fixed Pass-Through Rate/NAS/ Exchangeable (3)	AAA	AAA	Aaa
Class 1-A-7	$1,612,173	Senior/Fixed Pass-Through Rate/Notional Amount/Interest-Only/Exchangeable(3)	AAA	AAA	Aaa
Class 1-A-8	$17,767,500	Senior/Fixed Pass-Through Rate/NAS/ Exchangeable (3)	AAA	AAA	Aaa
Class 1-A-9	$772,500	Senior/Principal Only/NAS/ Exchangeable (3)	AAA	AAA	Aaa
Class 1-A-10	$17,367,000	Senior/Fixed Pass-Through Rate/NAS/ Exchangeable (3)	AAA	AAA	Aaa
Class 1-A-11	$1,173,000	Senior/Fixed Pass-Through Rate/NAS/ Exchangeable (3)	AAA	AAA	Aaa
Class 1-A-12	$133,438,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class 1-A-13	$133,438,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa

Class	Initial Class Certificate Balance / Initial Notional Amount(1)	Type	Initial Rating (Fitch) (2)	Initial Rating (S&P) (2)	Initial Rating (Moody’s) (2)
Class 1-A-14	$133,438,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class 1-A-15	$11,603,304	Senior/Fixed Pass-Through Rate/Notional Amount/Interest-Only/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-1	$10,000,000	Senior/Floating Pass-Through Rate	AAA	AAA	Aaa
Class 2-A-2	$10,000,000	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest-Only	AAA	AAA	Aaa
Class 2-A-3	$26,500,000	Senior/Fixed Pass-Through Rate/Depositable(3)	AAA	AAA	Aaa
Class 2-A-4	$2,000,000	Senior/Fixed Pass-Through Rate/Depositable(3)	AAA	AAA	Aaa
Class 2-A-5	$11,500,000	Senior/Fixed Pass-Through Rate/Depositable(3)	AAA	AAA	Aaa
Class 2-A-6	$40,000,000	Senior/Floating Pass-Through Rate	AAA	AAA	Aaa
Class 2-A-7	$40,000,000	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest-Only	AAA	AAA	Aaa
Class 2-A-8	$58,572,000	Senior/Fixed Pass-Through Rate/Depositable(3)	AAA	AAA	Aaa
Class 2-A-9	$5,714,000	Senior/Fixed Pass-Through Rate/Depositable(3)	AAA	AAA	Aaa
Class 2-A-10	$38,568,000	Senior/Fixed Pass-Through Rate/Depositable(3)	AAA	AAA	Aaa
Class 2-A-11	$26,500,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-12	$26,500,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa

Class	Initial Class Certificate Balance / Initial Notional Amount(1)	Type	Initial Rating (Fitch) (2)	Initial Rating (S&P) (2)	Initial Rating (Moody’s) (2)
Class 2-A-13	$26,500,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-14	$3,312,500	Senior/Fixed Pass-Through Rate/Notional Amount/Interest-Only/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-15	$2,000,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-16	$2,000,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-17	$2,000,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-18	$250,000	Senior/Fixed Pass-Through Rate/Notional Amount/Interest-Only/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-19	$11,500,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-20	$11,500,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-21	$11,500,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-22	$1,437,500	Senior/Fixed Pass-Through Rate/Notional Amount/Interest-Only/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-23	$58,572,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-24	$58,572,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-25	$58,572,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa

Class	Initial Class Certificate Balance / Initial Notional Amount(1)	Type	Initial Rating (Fitch) (2)	Initial Rating (S&P) (2)	Initial Rating (Moody’s) (2)
Class 2-A-26	$7,321,500	Senior/Fixed Pass-Through Rate/Notional Amount/Interest-Only/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-27	$5,714,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-28	$5,714,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-29	$5,714,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-30	$714,250	Senior/Fixed Pass-Through Rate/Notional Amount/Interest-Only/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-31	$38,568,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-32	$38,568,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-33	$38,568,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-34	$4,821,000	Senior/Fixed Pass-Through Rate/Notional Amount/Interest-Only/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-35	$64,286,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-36	$64,286,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-37	$64,286,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-38	$8,035,750	Senior/Fixed Pass-Through Rate/Notional Amount/Interest-Only/Exchangeable(3)	AAA	AAA	Aaa

Class	Initial Class Certificate Balance / Initial Notional Amount(1)	Type	Initial Rating (Fitch) (2)	Initial Rating (S&P) (2)	Initial Rating (Moody’s) (2)
Class 2-A-39	$28,500,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-40	$28,500,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-41	$28,500,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-42	$3,562,500	Senior/Fixed Pass-Through Rate/Notional Amount/Interest-Only/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-43	$28,500,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class 2-A-44	$64,286,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	Aaa
Class X	$385,884,298 (4)	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate/Component	AAA	AAA	Aaa
Class A-R	$100	Senior/REMIC Residual	AAA	AAA	Aaa
Class PO	$164,880 (5)	Senior/Principal Only/ Component	AAA	AAA	Aaa
Class M	$13,144,500	Subordinate/Variable Pass-Through Rate	AA	AA	N/R
Class B-1	$4,905,000	Subordinate/Variable Pass-Through Rate	A	A-	N/R
Class B-2	$3,139,000	Subordinate/Variable Pass-Through Rate	BBB	BBB-	N/R
Class 3-A-1	$70,043,000	Senior/Fixed Pass-Through Rate	N/R	AAA	Aaa
Class 3-A-2	$70,043,000	Senior/Fixed Pass-Through Rate	N/R	AAA (6)	Aaa (6)
Class 3-A-3	$2,724,000	Senior/Fixed Pass-Through Rate	N/R	AAA	Aaa
Class 3-A-4	$31,868,000	Senior/Fixed Pass-Through Rate/Super Senior/NAS	N/R	AAA	Aaa

Class	Initial Class Certificate Balance / Initial Notional Amount(1)	Type	Initial Rating (Fitch) (2)	Initial Rating (S&P) (2)	Initial Rating (Moody’s) (2)
Class 3-A-5	$7,967,000	Senior/Fixed Pass-Through Rate/Support/NAS	N/R	AAA	Aaa
Class 3-A-R	$100	Senior/REMIC Residual	N/R	AAA	Aaa
Class 3-M-1	$4,282,000	Subordinate/Fixed Pass-Through Rate	N/R	AA+	Aa2
Class 3-M-2	$2,888,000	Subordinate/Fixed Pass-Through Rate	N/R	AA	Aa3
Class 3-M-3	$4,582,000	Subordinate/Fixed Pass-Through Rate	N/R	A	Baa1
Class 3-B	$1,693,000	Subordinate/Fixed Pass-Through Rate	N/R	BBB	Baa3
Non-Offered Certificates(7)
Class B-3	$2,158,100	Subordinate/Variable Pass-Through Rate
Class B-4	$1,765,700	Subordinate/Variable Pass-Through Rate
Class B-5	$1,373,565	Subordinate/Variable Pass-Through Rate
Class 3-C	N/A	Residual
Class P	$100 (8)	Prepayment Charges
Class 3-P	$100 (8)	Prepayment Charges
______________

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings (“Fitch”), Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”). “N/R” indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4, Class B-5, Class 3-C, Class P and Class 3-P Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
Certain proportions of the Class 1-A-1, Class 1-A-3, Class 1-A-4, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-8, Class 2-A-9 and Class 2-A-10 Certificates may be deposited in exchange for certain proportions of the Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14, Class 2-A-15, Class 2-A-16, Class 2-A-17, Class 2-A-18, Class 2-A-19, Class 2-A-20, Class 2-A-21, Class 2-A-22, Class 2-A-23, Class 2-A-24, Class 2-A-25, Class 2-A-26, Class 2-A-27, Class 2-A-28, Class 2-A-29, Class 2-A-30, Class 2-A-31, Class 2-A-32, Class 2-A-33, Class 2-A-34, Class 2-A-35, Class 2-A-36, Class 2-A-37, Class 2-A-38, Class 2-A-39, Class 2-A-40, Class 2-A-41, Class 2-A-42, Class 2-A-43 and Class 2-A-44 Certificates as described in this free writing prospectus under “Description of the Certificates—Exchangeable Certificates.” The maximum initial class certificate balance or notional amount of each of these classes of certificates is set forth in the table.

(4)
Solely for purposes of calculating distributions, the Class X Certificates will be made up of two components: the Class X-1 and Class X-2 Component having initial component notional amounts of approximately $180,910,300 and $204,973,997, respectively.

(5)
Solely for purposes of calculating distributions and allocating losses, the Class PO Certificates will be made up of two components: the Class PO-1 and Class PO-2 Component having initial component balances of approximately $136,139 and $28,740, respectively.

(6)	The ratings are without regard to the Class 3-A-2 policy.

(7)
The Class B-3, Class B-4, Class B-5, Class P, Class 3-P and Class 3-C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4, Class B-5, Class P, Class 3-P and Class 3-C Certificates is provided only to permit a better understanding of the offered certificates.

(8)
The Class P Certificates will be entitled to receive all prepayment charges received in respect of the mortgage loans in loan group 1 and loan group 2 and the Class 3-P Certificates will be entitled to receive all prepayment charges received in respect of the mortgage loans in loan group 3. Each of the Class P and Class 3-P Certificates will have an initial class certificate balance of $100 and a notional amount equal to the aggregate stated principal balance of the related mortgage loans as of the cut-off date that require payment of a prepayment charge. The Class P and Class 3-P Certificates will not bear interest.

The certificates also will have the following characteristics:

Class	Related Loan Group	Pass-Through Rate	Interest Accrual Period	Interest Accrual Convention
Offered Certificates
Class 1-A-1	1	5.75%	calendar month (1)	30/360 (2)
Class 1-A-2	1	5.75%	calendar month (1)	30/360 (2)
Class 1-A-3	1	5.75%	calendar month (1)	30/360 (2)
Class 1-A-4	1	5.75%	calendar month (1)	30/360 (2)
Class 1-A-5	1	5.25%	calendar month (1)	30/360 (2)
Class 1-A-6	1	5.50%	calendar month (1)	30/360 (2)
Class 1-A-7	1	5.75%	calendar month (1)	30/360 (2)
Class 1-A-8	1	6.00%	calendar month (1)	30/360 (2)
Class 1-A-9	1	(3)	N/A	N/A
Class 1-A-10	1	5.75%	calendar month (1)	30/360 (2)
Class 1-A-11	1	5.75%	calendar month (1)	30/360 (2)
Class 1-A-12	1	5.75%	calendar month (1)	30/360 (2)
Class 1-A-13	1	5.25%	calendar month (1)	30/360 (2)
Class 1-A-14	1	5.50%	calendar month (1)	30/360 (2)
Class 1-A-15	1	5.75%	calendar month (1)	30/360 (2)
Class 2-A-1	2	LIBOR + 0.20% (4)	(5)	30/360 (2)
Class 2-A-2	2	5.80% - LIBOR (4)	(5)	30/360 (2)
Class 2-A-3	2	6.00%	calendar month (1)	30/360 (2)
Class 2-A-4	2	6.00%	calendar month (1)	30/360 (2)
Class 2-A-5	2	6.00%	calendar month (1)	30/360 (2)
Class 2-A-6	2	LIBOR + 0.60% (4)	(5)	30/360 (2)
Class 2-A-7	2	5.40% - LIBOR (4)	(5)	30/360 (2)
Class 2-A-8	2	6.00%	calendar month (1)	30/360 (2)
Class 2-A-9	2	6.00%	calendar month (1)	30/360 (2)
Class 2-A-10	2	6.00%	calendar month (1)	30/360 (2)
Class 2-A-11	2	5.25%	calendar month (1)	30/360 (2)
Class 2-A-12	2	5.50%	calendar month (1)	30/360 (2)
Class 2-A-13	2	5.75%	calendar month (1)	30/360 (2)
Class 2-A-14	2	6.00%	calendar month (1)	30/360 (2)
Class 2-A-15	2	5.25%	calendar month (1)	30/360 (2)
Class 2-A-16	2	5.50%	calendar month (1)	30/360 (2)
Class 2-A-17	2	5.75%	calendar month (1)	30/360 (2)
Class 2-A-18	2	6.00%	calendar month (1)	30/360 (2)
Class 2-A-19	2	5.25%	calendar month (1)	30/360 (2)
Class 2-A-20	2	5.50%	calendar month (1)	30/360 (2)
Class 2-A-21	2	5.75%	calendar month (1)	30/360 (2)
Class 2-A-22	2	6.00%	calendar month (1)	30/360 (2)
Class 2-A-23	2	5.25%	calendar month (1)	30/360 (2)
Class 2-A-24	2	5.50%	calendar month (1)	30/360 (2)

Class	Related Loan Group	Pass-Through Rate	Interest Accrual Period	Interest Accrual Convention
Class 2-A-25	2	5.75%	calendar month (1)	30/360 (2)
Class 2-A-26	2	6.00%	calendar month (1)	30/360 (2)
Class 2-A-27	2	5.25%	calendar month (1)	30/360 (2)
Class 2-A-28	2	5.50%	calendar month (1)	30/360 (2)
Class 2-A-29	2	5.75%	calendar month (1)	30/360 (2)
Class 2-A-30	2	6.00%	calendar month (1)	30/360 (2)
Class 2-A-31	2	5.25%	calendar month (1)	30/360 (2)
Class 2-A-32	2	5.50%	calendar month (1)	30/360 (2)
Class 2-A-33	2	5.75%	calendar month (1)	30/360 (2)
Class 2-A-34	2	6.00%	calendar month (1)	30/360 (2)
Class 2-A-35	2	5.25%	calendar month (1)	30/360 (2)
Class 2-A-36	2	5.50%	calendar month (1)	30/360 (2)
Class 2-A-37	2	5.75%	calendar month (1)	30/360 (2)
Class 2-A-38	2	6.00%	calendar month (1)	30/360 (2)
Class 2-A-39	2	5.25%	calendar month (1)	30/360 (2)
Class 2-A-40	2	5.50%	calendar month (1)	30/360 (2)
Class 2-A-41	2	5.75%	calendar month (1)	30/360 (2)
Class 2-A-42	2	6.00%	calendar month (1)	30/360 (2)
Class 2-A-43	2	6.00%	calendar month (1)	30/360 (2)
Class 2-A-44	2	6.00%	calendar month (1)	30/360 (2)
Class X	1 and 2	(6)	calendar month (1)	30/360 (2)
Class A-R	1	5.75%	calendar month (1)	30/360 (2)
Class PO	1 and 2	(3)	N/A	N/A
Class M	1 and 2	(7)	calendar month (1)	30/360 (2)
Class B-1	1 and 2	(7)	calendar month (1)	30/360 (2)
Class B-2	1 and 2	(7)	calendar month (1)	30/360 (2)
Class 3-A-1	3	5.917% (8)	calendar month (1)	30/360 (2)
Class 3-A-2	3	5.729% (8)	calendar month (1)	30/360 (2)
Class 3-A-3	3	6.088% (8)	calendar month (1)	30/360 (2)
Class 3-A-4	3	5.755% (8)	calendar month (1)	30/360 (2)
Class 3-A-5	3	5.750% (8)	calendar month (1)	30/360 (2)
Class 3-A-R	3	(9)	N/A	N/A
Class 3-M-1	3	6.000% (8)	calendar month (1)	30/360 (2)
Class 3-M-2	3	6.000% (8)	calendar month (1)	30/360 (2)
Class 3-M-3	3	6.000% (8)	calendar month (1)	30/360 (2)
Class 3-B	3	6.000% (8)	calendar month (1)	30/360 (2)
Non-Offered Certificates
Class B-3	1 and 2	(7)	calendar month (1)	30/360 (2)
Class B-4	1 and 2	(7)	calendar month (1)	30/360 (2)
Class B-5	1 and 2	(7)	calendar month (1)	30/360 (2)
Class 3-C	3	N/A	N/A	N/A
Class P	1 and 2	N/A	N/A	N/A
Class 3-P	3	N/A	N/A	N/A
______________
(1)	The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(2)	Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(3)	The Class 1-A-9 and Class PO Certificates are principal only certificates and are not entitled to any distributions of interest. See“Description of the Certificates” in this free writing prospectus.

(4)
The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under “Description of the Certificates - Determination of LIBOR.”

(5)
The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.

(6)
The pass-through rate for the Class X Certificates for the interest accrual period related to any distribution date will equal the weighted average of the pass-through rate of the Class X-1 Component and the Class X-2 Component, weighted on the basis of their respective component notional amounts. The pass-through rate for the Class X-1 Component for the interest accrual period related to any distribution date, will equal the excess of (a) the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 1, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date), over (b) 5.75%. The pass-through rate for the Class X-2 Component for the interest accrual period related to any distribution date, will equal the excess of (a) the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 2, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date), over (b) 6.00%. The pass-through rate of the Class X Certificates for the interest accrual period for the first distribution date is expected to be approximately 0.66332% per annum.

(7)	The pass-through rate for each class of group I subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

•
5.75% multiplied by the excess of the aggregate stated principal balance of the mortgage loans in loan group 1 as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 1 senior certificates immediately prior to that distribution date, and

•
6.00% multiplied by the excess of the aggregate stated principal balance of the mortgage loans in loan group 2 as of the due date in the month preceding the calendar month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class certificate balances of the group 2 senior certificates immediately prior to that distribution date, divided by the aggregate of the class certificate balances of the group I subordinated certificates immediately prior to that distribution date. The pass-through rate for each class of group I subordinated certificates for the interest accrual period for the first distribution date is expected to be approximately 5.88179% per annum. See “Description of Certificates — Interest - Group I Certificates” in this free writing prospectus.

(8)
The pass-through rate for this class of certificates will be subject to an interest rate cap, as described in this free writing prospectus under “Description of Certificates — Interest - Group II Certificates.” Beginning with the interest accrual period related to the distribution date immediately following the optional termination date, the pass-through rate for this class of certificates will increase by 0.500% per annum.

(9)	The Class 3-A-R Certificates will not accrue any interest.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes of Certificates
Group 1 Senior Certificates	Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class A-R Certificates and Class X-1 and Class PO-1 Components
Group 2 Senior Certificates	Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9 and Class 2-A-10 Certificates and Class X-2 and Class PO-2 Components
Group 3 Senior Certificates and Group II Senior Certificates	Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 3-A-5 and Class 3-A-R Certificates
Group I Senior Certificates	Group 1 Senior Certificates and Group 2 Senior Certificates
Senior Certificate Group	Each of the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Group 3 Senior Certificates
Senior Certificates	Group 1 Senior Certificates, Group 2 Senior Certificates and Group 3 Senior Certificates
Group I Subordinated Certificates	Class M and Class I-B Certificates
Group 3 Subordinated Certificates and Group II Subordinated Certificates	Class 3-M-1, Class 3-M-2, Class 3-M-3 and Class 3-B Certificates
Class 3-M Certificates	Class 3-M-1, Class 3-M-2 and Class 3-M-3 Certificates
Group I Certificates	Group I Senior Certificates and Group I Subordinated Certificates
Group II Certificates	Group II Senior Certificates and Group II Subordinated Certificates
LIBOR Certificates	Class 2-A-1, Class 2-A-2, Class 2-A-6 and Class 2-A-7 Certificates
Class A Certificates
Class 1-A-1, Class 1-A-2, Class
1-A-3, Class 1-A-4,
Class 1-A-5, Class 1-A-6,
Class 1-A-7, Class 1-A-8,
Class 1-A-9, Class 1-A-10,
Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 2-A-1, Class 2-A-2, Class 2-A-3,
Class 2-A-4,
Class 2-A-5, Class 2-A-6,
Class 2-A-7, Class 2-A-8,
Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14, Class 2-A-15, Class 2-A-16, Class 2-A-17, Class 2-A-18, Class 2-A-19, Class 2-A-20, Class 2-A-21, Class 2-A-22, Class 2-A-23, Class 2-A-24, Class 2-A-25, Class 2-A-26, Class 2-A-27, Class 2-A-28, Class 2-A-29, Class 2-A-30, Class 2-A-31, Class 2-A-32, Class 2-A-33, Class 2-A-34, Class 2-A-35, Class 2-A-36, Class 2-A-37, Class 2-A-38, Class 2-A-39, Class 2-A-40, Class 2-A-41, Class 2-A-42, Class 2-A-43, Class 2-A-44, Class A-R, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 3-A-5 and Class 3-A-R Certificates

Class I-B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates
Notional Amount Certificates	Class 1-A-7, Class 1-A-15, Class 2-A-2, Class 2-A-7, Class 2-A-14, Class 2-A-18, Class 2-A-22, Class 2-A-26, Class 2-A-30, Class 2-A-34, Class 2-A-38, Class 2-A-42 and Class X Certificates
Depositable Certificates	Class 1-A-1, Class 1-A-3, Class 1-A-4, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-8, Class 2-A-9 and Class 2-A-10 Certificates

Designation	Classes of Certificates
Exchangeable Certificates
Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14, Class 2-A-15, Class 2-A-16, Class 2-A-17, Class 2-A-18, Class 2-A-19, Class 2-A-20, Class 2-A-21, Class 2-A-22, Class 2-A-23, Class 2-A-24, Class 2-A-25, Class 2-A-26, Class 2-A-27, Class 2-A-28, Class 2-A-29, Class 2-A-30, Class 2-A-31, Class 2-A-32, Class 2-A-33, Class 2-A-34, Class 2-A-35, Class 2-A-36, Class 2-A-37, Class 2-A-38, Class 2-A-39, Class 2-A-40, Class 2-A-41, Class 2-A-42, Class 2-A-43 and Class 2-A-44 Certificates

Offered Certificates	Class A, Class X, Class PO, Class M, Class B-1, Class B-2, Class 3-M-1, Class 3-M-2, Class 3-M-3 and Class 3-B Certificates
Record Date

The last business day of the month preceding the month of that distribution date.

Denominations

Offered Certificates other than the Class 1-A-2, Class A-R and Class 3-A-R Certificates:

$25,000 and multiples of $1 in excess thereof.

Class 1-A-2:

$1,000 and multiples of $1 in excess thereof.

Class A-R and Class 3-A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R and Class 3-A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R and Class 3-A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R and Class 3-A-R Certificates:

Fully registered certificated form. The Class A-R and Class 3-A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on March 26, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Last Scheduled Distribution Date

The last scheduled distribution date for the group I certificates is the distribution date in March 2037. The last scheduled distribution date for the group II certificates is the distribution date in November 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the related mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

Interest Payments

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table in Summary - Description of the Certificates”.

On each distribution date, to the extent funds are available for the related loan group in aggregate group I, each interest-bearing class of group I certificates will be entitled to receive:

•
interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

•	any interest remaining unpaid from prior distribution dates; less

•	any net interest shortfalls allocated to that class for that distribution date.

The Class 1-A-9 and Class PO Certificates do not bear interest.

On each distribution date, each class of group II certificates will be entitled to receive solely from the Group II Mortgage Loans:

•
the interest that has accrued at the related pass-through rate during the related interest accrual period on the class certificate balance of such class immediately prior to that distribution date, and

•	any interest due on a prior distribution date that was not paid.

For each class of group II subordinated certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from the group II excess cashflow as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

See “Description of the Certificates — Interest” in this free writing prospectus.

Allocation of Net Interest Shortfalls to Group I Certificates:

For any distribution date, the interest entitlement for each class of group I certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

•	prepayments on the related mortgage loans; and

•	reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for aggregate loan group I on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the related classes of subordinated certificates, based on their respective entitlements, in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related certificates in the order described below under “— Priority of Distributions Among Certificates”, interest will be distributed on each class of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

On each distribution date, each class of exchangeable certificates will be allocated a proportionate share of the net interest shortfalls allocated to the related classes of depositable certificates that have been deposited.

See “Description of the Certificates — Interest” and “— Allocation of Interest Shortfalls” in this free writing prospectus.

Corridor Contracts

A supplemental interest trust created under the pooling and servicing agreement will have the benefit of two separate interest rate corridor contracts:

•	the Class 2-A-1 corridor contract, and

•	the Class 2-A-6 corridor contract.

On or prior to the applicable corridor contract termination date, amounts received by the trustee, on behalf of the supplemental interest trust, in respect of the corridor contracts will be available as described in this free writing prospectus to make payments of the related yield supplement amounts to the Class 2-A-1 and Class 2-A-6 Certificates if LIBOR (as calculated for the interest accrual period related to that distribution date) exceeds (i) with respect to the Class 2-A-1 Certificates, 5.80%, with a ceiling of 9.30% and (ii) with respect to the Class 2-A-6 Certificates, 5.40%, with a ceiling of 8.90%

Principal Payments - Aggregate Loan Group I

On each distribution date, the group I certificates will only receive a distribution of principal if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

All payments and other amounts in respect of principal of the mortgage loans in a loan group in aggregate loan group I will be allocated between the related Class PO Component, on the one hand, and the related senior certificates (other than the related Class PO Component) and the related subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts.

The non-PO percentage with respect to any mortgage loan in a loan group in aggregate loan group I with a net mortgage rate less than the related required coupon will be equal to the net mortgage rate divided by the related required coupon and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in a loan group in aggregate loan group I with a net mortgage rate equal to or greater than the related required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%. The required coupon for loan group 1 is 5.75% and for loan group 2 is 6.00%.

The applicable non-PO percentage of amounts in respect of principal of the mortgage loans in a loan group in aggregate loan group I will be allocated to the related senior certificates (other than the related Class PO Component) as set forth below, and any remainder of that non-PO amount is allocated to the related subordinated certificates:

•
in the case of scheduled principal collections, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the non-PO percentage of the principal balance of the mortgage loans in the related loan group; and

•
in the case of principal prepayments, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group in aggregate loan group I will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group in aggregate loan group I.

Principal will be distributed on each class of group I certificates entitled to receive principal payments as described below under “—Amounts Available for Distributions on the Group I Certificates.”

On each distribution date, each class of exchangeable certificates will be entitled to receive a proportionate share of the amounts distributed as principal of the related classes of depositable certificates that have been deposited.

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts. See “Description of the Certificates — Principal” in this free writing prospectus.

Exchanging Certificates Through Combination and Recombination

Depositable certificates may be exchanged for a proportionate interest in one or more classes of exchangeable certificates as shown on Annex I. Depositable certificates can be exchanged for the exchangeable certificates by notifying the trustee, depositing the correct proportions of the applicable depositable certificates and paying an exchange fee. Principal of and interest on the depositable certificates so deposited is used to pay principal of and interest on the related exchangeable certificates. Annex I lists the available combinations of the depositable certificates eligible for exchange for the exchangeable certificates.

See “Description of the Certificates—Exchangeable Certificates” in this free writing prospectus.

Principal Payments - Aggregate Loan Group II

On each distribution date, the group II certificates will receive a distribution of principal only if there is cash available on that date for the distribution of principal. The priority of distributions on the group II certificates will differ as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans in aggregate loan group II.

See “Description of the Certificates — Distributions — Distributions of Principal Distributable Amount for Aggregate Loan Group II” in this free writing prospectus.

Amounts Available for Distributions on the Group I Certificates

The amount available for distributions on the group I certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following amounts with respect to the mortgage loans in a loan group in aggregate loan group I (after the fees and expenses described under the next heading are subtracted):

•	all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•
net proceeds from the liquidation of defaulted mortgage loans during the applicable period in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

•	subsequent recoveries with respect to mortgage loans in that loan group;

•
partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment (other than certain excess amounts payable to the master servicer) and the compensating interest; and

•
any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the group I certificates on any distribution date generally will not include the following amounts:

•	the master servicing fee and additional servicing compensation on the mortgage loans in aggregate loan group I;

•	the trustee fee due to the trustee;

•	lender-paid mortgage insurance premiums on the mortgage loans in aggregate loan group I, if any;

•
the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

•	all prepayment charges on the mortgage loans in aggregate loan group I (which are distributable only to the Class P Certificates); and

•	all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans in aggregate loan group I will reduce the amount that could have been distributed to the group I certificateholders.

Amounts Available for Distributions on the Group II Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the group II certificates on any distribution date will generally consist of the following amounts (after fees and expenses as described below are subtracted):

•	scheduled payments of interest on the mortgage loans in aggregate loan group II collected during the applicable period;

•	interest on prepayments on the mortgage loans in aggregate loan group II to the extent not allocable to the master servicer as additional servicing compensation;

•
interest amounts advanced by the master servicer on the mortgage loans in aggregate loan group II and any required compensating interest paid by the master servicer related to voluntary prepayments in full on the mortgage loans in aggregate loan group II; and

•	liquidation proceeds on the mortgage loans in aggregate loan group II during the applicable period (to the extent allocable to interest).

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the group II certificates on any distribution date will generally consist of the following amounts (after fees and expenses as described below are subtracted):

•	scheduled payments of principal of the mortgage loans in aggregate loan group II collected during the applicable period or advanced by the master servicer;

•	prepayments on the mortgage loans in aggregate loan group II collected in the applicable period;

•	the stated principal balance of any mortgage loans in aggregate loan group II repurchased or purchased by a seller or the master servicer, as applicable;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in aggregate loan group II, to the extent the proceeds are allocated to principal and are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

•	subsequent recoveries with respect to the mortgage loans in aggregate loan group II;

•	liquidation proceeds on the mortgage loans in aggregate loan group II during the applicable period (to the extent allocable to principal);

•
excess interest (to the extent available) to maintain the targeted overcollateralization level as described under “Description of the Certificates — Overcollateralization Provisions” in this free writing prospectus; and

•	in the case of the Class 3-A-2 Certificates only, any payments made by the Class 3-A-2 insurer under the Class 3-A-2 policy.

Fees and Expenses

The amounts available for distributions on the group II certificates on any distribution date generally will not include the following amounts:

•	the master servicing fee and additional servicing compensation on the mortgage loans in aggregate loan group II due to the master servicer;

•	the trustee fee due to the trustee;

•	lender paid mortgage insurance premiums on the mortgage loans in aggregate loan group II, if any;

•
the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

•	the insurance premium for the Class 3-A-2 policy;

•	all prepayment charges on the mortgage loans in aggregate loan group II (which are distributable only to the Class 3-P Certificates); and

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed.

Any amounts subtracted from the amount available for distribution to the group II certificateholders will reduce the amount that could have been distributed to the group II certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for the mortgage loans in each loan group will equal one-twelfth of the stated principal balance of each mortgage loan multiplied by the master servicer fee rate for that mortgage loan. The master servicer fee rate for each mortgage loan will range from 0.175% to 0.375% per annum. As of the cut-off date, the weighted average master servicing fee rate for the loans in loan group 1, loan group 2 and loan group 3 will be approximately 0.205%, 0.214% and 0.226% per annum, respectively. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to mortgage loans as described under “Description of the Certificates —Priority of Distributions Among Certificates”.

Source and Priority of Distributions:

The master servicing fee and any additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions for Group I Certificates

Priority of Distributions Among Group I Certificates

In general, on any distribution date, available funds for each loan group in aggregate loan group I will be distributed in the following order:

•	to interest on each interest-bearing class and components of senior certificates related to each loan group in aggregate loan group I, pro rata, based on their respective interest entitlements;

•
to principal of the classes and components of senior certificates relating to each loan group in aggregate loan group I then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

•
to any deferred amounts payable on the Class PO Component related to each loan group in aggregate loan group I, but only from amounts that would otherwise be distributed on that distribution date as principal of the group I subordinated certificates;

•
to interest on and then principal of each class of group I subordinated certificates, in the order of their seniority, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

•	any remaining available amounts, to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount for each loan group in aggregate loan group I will be distributed as described above under “—Priority of Distributions Among Certificates” first as principal of the related classes of senior certificates (other than the related Class PO Component) in an amount up to the amounts specified below, and second as principal of the group I subordinated certificates, in an amount up to the subordinated principal distribution amount for each loan group in aggregate loan group I.

Group I Senior Certificates (other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount related to each loan group in aggregate loan group I, in each case up to the amount of the senior principal distribution amount for that loan group, will be distributed as principal of the following classes of related senior certificates:

Distributions with Respect to Loan Group 1

•	Sequentially,

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

(2) to the Class 1-A-4 Certificates, the group 1 priority amount (which is zero for the first five years and will increase as described under “Description of the Certificates—Principal” in this free writing prospectus), until its class certificate balance is reduced to zero;

(3) concurrently to the Class 1-A-1 and Class 1-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

(4) to the Class 1-A-2 Certificates, until its class certificate balance is reduced to zero; and

(5) to the Class 1-A-4 Certificates, without regard to the group 1 priority amount, until its class certificate balance is reduced to zero.

Distributions with Respect to Loan Group 2

•	Concurrently,

(1) 25.9263484294% in the following order:

(a) in an amount up to $100 on each distribution date, to the Class 2-A-1 Certificates, until its class certificate balance is reduced to zero;

(b) in an amount up to $42,000 on each distribution date, to the Class 2-A-5 Certificates, until its class certificate balance is reduced to zero;

(c) beginning with the distribution date in September 2007, in an amount up to $172,000 on each distribution date, sequentially, to the Class 2-A-3 and

Class 2-A-4 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

(d) sequentially, to the Class 2-A-1, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

(2) 74.0736515706% in the following order:

(a) in an amount up to $300 on each distribution date, to the Class 2-A-6 Certificates, until its class certificate balance is reduced to zero;

(b) in an amount up to $121,000 on each distribution date, to the Class 2-A-10 Certificates, until its class certificate balance is reduced to zero;

(c) beginning with the distribution date in September 2007, in an amount up to $495,000 on each distribution date, sequentially, to the Class 2-A-8 and

Class 2-A-9 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

(d) sequentially, to the Class 2-A-6, Class 2-A-8, Class 2-A-9 and Class 2-A-10 Certificates, in that order, until their respective class certificate balances are reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to each Class PO Component in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group and that distribution date and (y) the product of:

•	available funds for the related loan group remaining after distribution of interest on the senior certificates in the same certificate group; and

•
a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of the related PO formula principal amount and the related senior principal distribution amount.

Group I Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date and with respect to both loan groups in aggregate loan group I, to the extent of available funds available therefor, the non-PO formula principal amount for each loan group, up to the subordinated principal distribution amount for each loan group, will be distributed as principal of the group I subordinated certificates in order of their distribution priority, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of group I subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from both loan groups in aggregate loan group I (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of group I subordinated certificates (other than the class of group I subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a “restricted class”), each restricted class will not receive distributions of partial principal prepayments and prepayments in full from any loan group in aggregate loan group I. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of group I subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances, and distributed in the sequential order described above.

Priority of Distributions for Group II Certificates

Distributions of Interest Related to Aggregate Loan Group II

In general, on any distribution date, the group II interest funds will be distributed in the following order:

•	concurrently:

(1) to the Class 3-A-2 insurer, the monthly premium relating to the Class 3-A-2 policy and any reimbursement amount; and

(2) concurrently, to each class of group II senior certificates, current interest and interest carry forward amounts, pro rata based on their respective entitlements;

•	sequentially, in order of their distribution priorities, to each class of group II subordinated certificates, current interest for each such class; and

•	any remainder, as part of the excess cashflow.

Distributions of Principal Related to Aggregate Loan Group II

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the group II certificates to the group II senior certificates until those classes are paid in full and any reimbursement amounts owed to the Class 3-A-2 insurer have been paid in full, a portion of those amounts distributable as principal will be allocated to the group II subordinated certificates.

The amount allocated to each class of group II certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of group II certificates. These amounts are described in more detail under “Description of the Certificates — Principal — Group II Certificates” in this free writing prospectus.

Trigger Events:

A “trigger event” refers to certain specified levels of losses and/or delinquencies on the mortgage loans in aggregate loan group II. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the group II senior certificates, until the group II senior certificates are paid in full, before any distributions of principal are made on the group II subordinated certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

•	the distribution date immediately following the distribution date on which the aggregate class certificate balance of the group II senior certificates is reduced to zero; and

•
the later of: (a) the March 2010 distribution date and (b) the first distribution date on which the aggregate class certificate balance of the group II senior certificates is less than or equal to 83.40% of the aggregate stated principal balance of the mortgage loans in aggregate loan group II.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the group II principal distribution amount will be distributed in the following order:

•	to the Class 3-A-R Certificates, until its class certificate balance is reduced to zero;

•
concurrently, to the Class 3-A-4 and Class 3-A-5 Certificates, the group 3 priority amount (which is zero for the first three years and will increase as described under “Description of the Certificates—Principal” in this free writing prospectus), pro rata, until their respective class certificate balances are reduced to zero;

•	in an amount up to $1,000 on each distribution date, to the Class 3-A-1 Certificates, until its class certificate balance is reduced to zero;

•
in an amount equal to the product of (i) 0.75% and (ii) the initial class certificate balance of the Class 3-A-2 Certificates on each distribution date, sequentially, to the Class 3-A-2 insurer, any remaining monthly Class 3-A-2 premium and any remaining reimbursement amount, in each case that has not been paid from group II interest funds for the distribution date, and then to the Class 3-A-2 Certificates, until its class certificate balance is reduced to zero;

•	to the Class 3-A-1 Certificates, until its class certificate balance is reduced to zero;

•
sequentially, to the Class 3-A-2 insurer, any remaining monthly Class 3-A-2 premium and any remaining reimbursement amount, in each case that has not been paid from group II interest funds for the distribution date, and then to the Class 3-A-2 Certificates, until its class certificate balance is reduced to zero;

•	to the Class 3-A-3 Certificates, until its class certificate balance is reduced to zero; and;

•	concurrently, to the Class 3-A-4 and Class 3-A-5 Certificates, without regard to the group 3 priority amount, pro rata, until their respective class certificate balances are reduced to zero;

•
to the Class 3-A-2 insurer, any remaining monthly Class 3-A-2 premium and any remaining reimbursement amount, in each case that has not been paid from group II interest funds for the distribution date;

•
the remaining group II principal distribution amount, sequentially, to each class of group II subordinated certificates, in order of their distribution priorities, until their respective class certificate balances are reduced to zero; and

•	as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the group II principal distribution amount will be distributed in the following order:

•	in an amount up to the senior principal distribution amount in the following order:

1)	concurrently, to the Class 3-A-4 and Class 3-A-5 Certificates, the group 3 priority amount, pro rata, until their respective class certificate balances are reduced to zero;

2)	in an amount up to $1,000 on each distribution date, to the Class 3-A-1 Certificates, until its class certificate balance is reduced to zero;

3)
in an amount equal to the product of (i) 0.75% and (ii) the initial class certificate balance of the Class 3-A-2 Certificates on each distribution date, sequentially, to the Class 3-A-2 insurer, any remaining monthly Class 3-A-2 premium and any remaining reimbursement amount, in each case that has not been paid from group II interest funds for the distribution date, and then to the Class 3-A-2 Certificates, until its class certificate balance is reduced to zero;

4)	to the Class 3-A-1 Certificates, until its class certificate balance is reduced to zero;

5)
sequentially, to the Class 3-A-2 insurer, any remaining monthly Class 3-A-2 premium and any remaining reimbursement amount, in each case that has not been paid from group II interest funds for the distribution date, and then to the Class 3-A-2 Certificates, until its class certificate balance is reduced to zero;

6)	to the Class 3-A-3 Certificates, until its class certificate balance is reduced to zero;

7)	concurrently, to the Class 3-A-4 and Class 3-A-5 Certificates, without regard to the group 3 priority amount, pro rata, until their respective class certificate balances are reduced to zero; and

8)	to the Class 3-A-2 insurer, any remaining monthly Class 3-A-2 premium and any remaining reimbursement amount, in each case that has not been paid from group II interest funds for the distribution date

•
sequentially, in order of their distribution priorities, to each class of group II subordinated certificates, the subordinated class principal distribution target amount for each such class, until their respective class certificate balances are reduced to zero; and

•	as part of the excess cashflow.

Credit Enhancement for Group I Certificates

The issuance of group I senior certificates and group I subordinated certificates by the issuing entity is designed to increase the likelihood that group I senior certificateholders will receive regular distributions of interest and principal.

Subordination

The group I senior certificates will have a distribution priority over the classes of group I subordinated certificates. Among the group I subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class I-B Certificates. Within the Class I-B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group in aggregate loan group I in accordance with the priorities set forth above under “— Allocation of Losses.”

Further, the class certificate balance of the class of group I subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under “— Allocation of Losses.”

Additionally, as described above under “— Principal - Group I Certificates,” the senior prepayment percentage related to a loan group in aggregate loan group I (which determines the allocation of unscheduled payments of principal between the related senior certificates and the group I subordinated certificates) will exceed the related senior percentage (which represents such senior certificates’ pro rata percentage interest in the mortgage loans in that loan group) for the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the group I senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage loans in aggregate loan group I evidenced by the group I subordinated certificates. Increasing the respective interest of the group I subordinated certificates relative to that of the group I senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

See “Description of the Certificates — Allocation of Losses” in this free writing prospectus.

Cross-Collateralization in Aggregate Loan Group I

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group related to aggregate loan group I, other than the related Class PO Component, after giving effect to distributions to be made on that distribution date, is greater than the non-PO pool balance for the related loan group (any such group, an “undercollateralized group”), all amounts otherwise distributable as principal to the group I subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, other than the related Class PO Component, until the aggregate class certificate balance of the senior certificates, other than the related Class PO Component, related to the undercollateralized group equals the non-PO pool balance for that loan group (such distribution, an “undercollateralization distribution”). If the senior certificates, other than the related Class PO Component, of a senior certificate group related to aggregate loan group I constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan group in aggregate loan group I remaining after all required amounts for that distribution date have been distributed to the senior certificates, other than the related Class PO Component, of that senior certificate group.

Accordingly, the group I subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

There is no cross-collateralization between aggregate loan groups.

All distributions described in this “Cross-Collateralization” section will be made in accordance with the priorities set forth below under “Description of the Certificates — Principal - Group I Certificates.”

Credit Enhancement for the Group II Certificates

This transaction employs the following forms of credit enhancement for the group II certificates:

Overcollateralization

On the closing date, it is expected that the sum of the aggregate stated principal balance of the mortgage loans in aggregate loan group II and any pre-funded amount for loan group 3 will exceed the initial aggregate class certificate balance of the group II certificates by approximately $3,087,324. This amount is called “overcollateralization” and is approximately equal to the initial level of overcollateralization required by the pooling and servicing agreement.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans in aggregate loan group II that would otherwise be allocated to the related classes of certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans in aggregate loan group II. The required level of overcollateralization may change over time.

The mortgage loans in aggregate loan group II are expected to generate more interest than is needed to pay interest on the group II certificates and in the case of Class 3-A-2 Certificates, the Class 3-A-2 premium rate, because the weighted average interest rate of the mortgage loans in aggregate loan group II is expected to be higher than the weighted average pass-through rate on the group II certificates and in the case of Class 3-A-2 Certificates, the Class 3-A-2 premium rate, plus the weighted average expense fee rate for loan group 3. The “expense fee rate” is the sum of the master servicing fee rate, the trustee fee rate and with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any interest payments received in respect of the mortgage loans in aggregate loan group II in excess of the amount that is needed to pay interest on the group II certificates, and the issuing entity’s expenses in respect of aggregate loan group II, will be used to maintain or restore the required level of overcollateralization.

See “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the group II certificates after interest distributions have been made and after the principal funds have been distributed to the group II certificates.

On any distribution date, the excess cashflow (if any) will be distributed in the following order:

•	to the classes of group II certificates that are entitled to receive principal on that distribution date to the extent necessary to restore or maintain the required level of overcollateralization;

•
concurrently, to the classes of group II senior certificates, pro rata based on the unpaid realized loss amount for each such class, in an amount equal to the unpaid realized loss amount for each such class;

•
sequentially, in order of their distribution priorities, to each class of group II subordinated certificates, in each case first in an amount equal to any interest carry forward amount for each such class and then in an amount equal to the unpaid realized loss amount for each such class;

•
concurrently, to the classes of group II certificates, in an amount up to their pro rata share based on their respective class certificate balances, to the extent needed to pay any unpaid net rate carryover for each such class; and then any excess cashflow remaining after such allocation to pay net rate carryover based on class certificate balances of the certificates will be distributed concurrently, to each class of group II certificates with respect to which there remains any unpaid net rate carryover, pro rata, based on the amount of such unpaid net rate carryover; and

•	to the Class 3-C and Class 3-A-R Certificates, as specified in the pooling and servicing agreement.

Subordination

The issuance of group II senior certificates and group II subordinated certificates by the issuing entity is designed to increase the likelihood that group II senior certificateholders will receive regular distributions of interest and principal.

The group II senior certificates will have a distribution priority over the group II subordinated certificates. Within the Class 3-M Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation. The Class 3-M Certificates will have a distribution priority over the Class 3-B Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority, before realized losses on the mortgage loans are allocated to the classes of certificates with higher priorities of distribution.

Certificate Guaranty Insurance Policy

The Class 3-A-2 Certificates will have the benefit of a certificate guaranty insurance policy (sometimes referred to as the Class 3-A-2 policy), pursuant to which MBIA Insurance Corporation will unconditionally and irrevocably guarantee certain payments on the Class 3-A-2 Certificates on each distribution date subject to certain terms and conditions set forth in the Class 3-A-2 policy. The Class 3-A-2 policy will not provide credit enhancement for any classes of certificates other than the Class 3-A-2 Certificates.

See “Description of the Certificates — Applied Realized Loss Amounts” in this free writing prospectus, “Description of the Certificates — Allocation of Losses” in this free writing prospectus, “Description of the Certificates — Overcollaterialization Provisions” in this free writing prospectus.

Allocation of Realized Losses

Aggregate Loan Group I

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group in aggregate loan group I will be allocated as follows:

•
the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group in aggregate loan group I will be allocated to the related Class PO Component; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on that Class PO Component (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount for aggregate loan group I) before distributions of principal on the group I subordinated certificates and (ii) the class certificate balance of the class of group I subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

•	the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group in aggregate loan group I will be allocated in the following order:

•
first, to the group I subordinated certificates in the reverse order of their priority of distribution, beginning with the class of group I subordinated certificates outstanding with the lowest distribution priority, until their respective class certificate balances are reduced to zero: and

•
second, to the group I senior certificates (other than the notional amount certificates and the related Class PO Component) related to that loan group, pro rata, based upon their respective class certificate balances, until their class certificate balances are reduced to zero, except that the non-PO percentage of any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-3 Certificates, until its class certificate balance is reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of group I certificates exceeds the aggregate stated principal balance of the mortgage loans in aggregate loan group I, then the class certificate balance of the class of group I subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

Aggregate Loan Group II

After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to the group II subordinated classes will comprise the sole source of funds from which credit enhancement is provided to the group II senior certificates. Realized losses are allocated to the group II subordinated certificates, beginning with the class of group II subordinated certificates with the lowest distribution priority, until the class certificate balance of that subordinated class has been reduced to zero. If the aggregate class certificate balance of the group II subordinated certificates is reduced to zero, any realized losses on the mortgage loans in aggregate loan group II will then be allocated to the group II senior certificates on a pro rata basis, except that any realized losses that would otherwise be allocated to the Class 3-A-4 Certificates will instead be allocated to the Class 3-A-5 Certificates, until its class certificate balance is reduced to zero.

Any realized losses that would otherwise be allocated to the Class 3-A-2 Certificates will be covered by, and result in a draw from, the Class 3-A-2 policy.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders or the Class 3-A-2 insurer in that mortgage loan.

The master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more. The master servicer may enter into an agreement with a third party, which may be a certificateholder, granting that party the right to direct the master servicer to exercise its right to purchase those defaulted mortgage loans and requiring that party to purchase those mortgage loans from the master servicer. In addition, if a mortgage loan becomes subject to a repurchase obligation of an unaffiliated seller to Countrywide Home Loans due to a delinquency on a scheduled payment due on or prior to the first scheduled payment owing to the issuing entity, the master servicer will have the option to purchase that mortgage loan until the 270th day following the date on which that mortgage loan becomes subject to that repurchase obligation.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

Optional Termination

Aggregate Loan Group I

The master servicer may purchase all of the remaining assets of the issuing entity relating to aggregate loan group I and retire all the outstanding classes of group I certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans in aggregate loan group I and any related real estate owned by the issuing entity relating to aggregate loan group I is less than or equal to 10% of the sum of (x) the aggregate stated principal balance of the mortgage loans in aggregate loan group I as of the initial cut-off date and (y) any pre-funded amounts allocated to aggregate loan group I.

Aggregate Loan Group II

The holder of the largest percentage interest in the Class C Certificates (the “directing holder”) will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity relating to aggregate loan group II on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans in aggregate loan group II and any related real estate owned by the issuing entity relating to aggregate loan group II is less than or equal to 10% of the sum of (x) the aggregate stated principal balance of the mortgage loans in aggregate loan group II as of the initial cut-off date and (y) any pre-funded amounts allocated to aggregate loan group II. If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the directing holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the directing holder does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity relating to aggregate loan group II. Any successful auction of all of the remaining assets of the issuing entity relating to aggregate loan group II or any purchase of those assets by the master servicer will result in the early retirement of the group II certificates.

Notwithstanding the foregoing, the directing holder may request an auction or the master servicer may purchase the remaining assets in aggregate loan group II only if either (a) any such auction or purchase, as applicable, will not result in a draw upon the Class 3-A-2 policy or (b) the directing holder or the master servicer, as applicable, obtains the prior written consent of the Class 3-A-2 insurer.

The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity relating to aggregate loan group II.

See “Description of the Certificates — Optional Termination” in this free writing prospectus

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the carryover reserve fund, the pre-funding account and the capitalized interest account) will be composed of multiple entities consisting of a trust beneath which are two chains of tiered REMICs. Each such chain will consist of a master REMIC and one or more underlying REMICs. The assets of the lowest underlying REMIC in any particular chain will consist of the mortgage loans in its designated groups and any other assets specified in the pooling and servicing agreement. Each master REMIC will issue several classes of uncertificated REMIC regular interests, all of which will be held in trust, and a single class of REMIC residual interest. The senior and subordinate certificates (including the depositable certificates and the exchangeable certificates) will represent beneficial ownership of one or more of the uncertificated master REMIC regular interests held in trust. The Class 2-A-1 and Class 2-A-6 Certificates will also represent the right to receive yield supplement amounts from the supplemental interest trust. The group II certificates (other than the Class 3-A-R Certificates) will also represent the right to receive net rate carryover amounts. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs with respect to one chain of REMICs and the Class 3-A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs with respect to the other chain of REMICs. The carryover reserve fund, supplemental interest trust, corridor contracts and corridor contract reserve fund will not constitute any part of any REMIC described in the pooling and servicing agreement.

ERISA Considerations

The offered certificates (other than the Class A-R and Class 3-A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. The Class 2-A-1 and Class 2-A-6 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before termination of the related corridor contract, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions or the statutory exemptions.

Legal Investment

The senior certificates, the exchangeable certificates and the Class M, Class 3-M-1 and Class 3-M-2 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Description of the Certificates

General

The certificates will be issued pursuant to the Pooling and Servicing Agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the certificates.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

The Mortgage Pass-Through Certificates, Series 2007-J1 will consist of the Class 1-A-1,

Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14, Class 2-A-15, Class 2-A-16, Class 2-A-17, Class 2-A-18, Class 2-A-19, Class 2-A-20, Class 2-A-21, Class 2-A-22, Class 2-A-23, Class 2-A-24, Class 2-A-25, Class 2-A-26, Class 2-A-27, Class 2-A-28, Class 2-A-29, Class 2-A-30, Class 2-A-31, Class 2-A-32, Class 2-A-33, Class 2-A-34, Class 2-A-35, Class 2-A-36, Class 2-A-37, Class 2-A-38, Class 2-A-39, Class 2-A-40, Class 2-A-41, Class 2-A-42, Class 2-A-43, Class 2-A-44, Class X, Class PO, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class P, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 3-A-5, Class 3-A-R, Class 3-M-1, Class 3-M-2, Class 3-M-3, Class 3-B, Class 3-P and Class 3-C Certificates.

When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates
Group 1 Senior Certificates	Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class A-R Certificates and Class X-1 and Class PO-1 Components

Group 2 Senior Certificates	Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9 and Class 2-A-10 Certificates and Class X-2 and Class PO-2 Components

Group 3 Senior Certificates and Group II Senior Certificates	Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 3-A-5 and Class 3-A-R Certificates

Group I Senior Certificates	Group 1 Senior Certificates and Group 2 Senior Certificates

Senior Certificate Group	Each of the Group 1 Senior Certificates, the Group 2 Senior Certificates and the Group 3 Senior Certificates

Senior Certificates	Group 1 Senior Certificates, Group 2 Senior Certificates and Group 3 Senior Certificates

Group I Subordinated Certificates	Class M and Class I-B Certificates

Group 3 Subordinated Certificates or Group II Subordinated Certificates	Class 3-M-1, Class 3-M-2, Class 3-M-3 and Class 3-B Certificates

Class 3-M Certificates	Class 3-M-1, Class 3-M-2 and Class 3-M-3 Certificates

Group I Certificates	Group I Senior Certificates and Group I Subordinated Certificates

Group II Certificates	Group II Senior Certificates and Group II Subordinated Certificates

LIBOR Certificates	Class 2-A-1, Class 2-A-2, Class 2-A-6 and Class 2-A-7 Certificates

Designation	Classes of Certificates
Class A Certificates
Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5,
Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14, Class 2-A-15, Class 2-A-16, Class 2-A-17, Class 2-A-18, Class 2-A-19, Class 2-A-20, Class 2-A-21, Class 2-A-22, Class 2-A-23, Class 2-A-24, Class 2-A-25, Class 2-A-26, Class 2-A-27, Class 2-A-28, Class 2-A-29, Class 2-A-30, Class 2-A-31, Class 2-A-32, Class 2-A-33, Class 2-A-34, Class 2-A-35, Class 2-A-36, Class 2-A-37, Class 2-A-38, Class 2-A-39, Class 2-A-40, Class 2-A-41, Class 2-A-42, Class 2-A-43, Class 2-A-44, Class A-R, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 3-A-5
and Class 3-A-R Certificates

Class I-B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Notional Amount Certificates	Class 1-A-7, Class 1-A-15, Class 2-A-2, Class 2-A-7, Class 2-A-14, Class 2-A-18, Class 2-A-22, Class 2-A-26, Class 2-A-30, Class 2-A-34, Class 2-A-38, Class 2-A-42 and Class X Certificates

Depositable Certificates	Class 1-A-1, Class 1-A-3, Class 1-A-4, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-8, Class 2-A-9 and Class 2-A-10 Certificates

Exchangeable Certificates
Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9,
Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14, Class 2-A-15, Class 2-A-16, Class 2-A-17, Class 2-A-18, Class 2-A-19, Class 2-A-20, Class 2-A-21, Class 2-A-22, Class 2-A-23, Class 2-A-24, Class 2-A-25, Class 2-A-26, Class 2-A-27, Class 2-A-28, Class 2-A-29, Class 2-A-30, Class 2-A-31, Class 2-A-32, Class 2-A-33, Class 2-A-34, Class 2-A-35, Class 2-A-36, Class 2-A-37, Class 2-A-38, Class 2-A-39, Class 2-A-40, Class 2-A-41, Class 2-A-42, Class 2-A-43
and Class 2-A-44 Certificates

Offered Certificates	Class A, Class M, Class B-1, Class B-2, Class 3-M-1, Class 3-M-2, Class 3-M-3 and Class 3-B Certificates

The certificates are generally referred to as the following types:

Class	Type
Offered Certificates
Class 1-A-1	Senior/Fixed Pass-Through Rate/Super Senior/Depositable
Class 1-A-2	Senior/Fixed Pass-Through Rate
Class 1-A-3	Senior/Fixed Pass-Through Rate/Support/Depositable
Class 1-A-4	Senior/Fixed Pass-Through Rate/NAS/Depositable
Class 1-A-5	Senior/Fixed Pass-Through Rate/NAS/Exchangeable
Class 1-A-6	Senior/Fixed Pass-Through Rate/NAS/Exchangeable
Class 1-A-7	Senior/Fixed Pass-Through Rate/Notional Amount/Interest-Only/Exchangeable
Class 1-A-8	Senior/Fixed Pass-Through Rate/NAS/Exchangeable
Class 1-A-9	Senior/Principal Only/NAS/Exchangeable
Class 1-A-10	Senior/Fixed Pass-Through Rate/NAS/Exchangeable
Class 1-A-11	Senior/Fixed Pass-Through Rate/NAS/Exchangeable

Class	Type
Class 1-A-12	Senior/Fixed Pass-Through Rate/Exchangeable
Class 1-A-13	Senior/Fixed Pass-Through Rate/Exchangeable
Class 1-A-14	Senior/Fixed Pass-Through Rate/Exchangeable
Class 1-A-15	Senior/Fixed Pass-Through Rate/Notional Amount/Interest-Only/Exchangeable
Class 2-A-1	Senior/Floating Pass-Through Rate
Class 2-A-2	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest-Only
Class 2-A-3	Senior/Fixed Pass-Through Rate/Depositable
Class 2-A-4	Senior/Fixed Pass-Through Rate/Depositable
Class 2-A-5	Senior/Fixed Pass-Through Rate/Depositable
Class 2-A-6	Senior/Floating Pass-Through Rate
Class 2-A-7	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest-Only
Class 2-A-8	Senior/Fixed Pass-Through Rate/Depositable
Class 2-A-9	Senior/Fixed Pass-Through Rate/Depositable
Class 2-A-10	Senior/Fixed Pass-Through Rate/Depositable
Class 2-A-11	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-12	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-13	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-14	Senior/Fixed Pass-Through Rate/Notional Amount/Interest-Only/Exchangeable
Class 2-A-15	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-16	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-17	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-18	Senior/Fixed Pass-Through Rate/Notional Amount/Interest-Only/Exchangeable
Class 2-A-19	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-20	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-21	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-22	Senior/Fixed Pass-Through Rate/Notional Amount/Interest-Only/Exchangeable
Class 2-A-23	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-24	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-25	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-26	Senior/Fixed Pass-Through Rate/Notional Amount/Interest-Only/Exchangeable
Class 2-A-27	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-28	Senior/Fixed Pass-Through Rate/Exchangeable

Class	Type
Class 2-A-29	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-30	Senior/Fixed Pass-Through Rate/Notional Amount/Interest-Only/Exchangeable
Class 2-A-31	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-32	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-33	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-34	Senior/Fixed Pass-Through Rate/Notional Amount/Interest-Only/Exchangeable
Class 2-A-35	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-36	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-37	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-38	Senior/Fixed Pass-Through Rate/Notional Amount/Interest-Only/Exchangeable
Class 2-A-39	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-40	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-41	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-42	Senior/Fixed Pass-Through Rate/Notional Amount/Interest-Only/Exchangeable
Class 2-A-43	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-44	Senior/Fixed Pass-Through Rate/Exchangeable
Class X	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate/Component
Class PO	Senior/Principal Only/ Component
Class M	Subordinate/Variable Pass-Through Rate
Class B-1	Subordinate/Variable Pass-Through Rate
Class B-2	Subordinate/Variable Pass-Through Rate
Class 3-A-1	Senior/Fixed Pass-Through Rate
Class 3-A-2	Senior/Fixed Pass-Through Rate
Class 3-A-3	Senior/Fixed Pass-Through Rate
Class 3-A-4	Senior/Fixed Pass-Through Rate/Super Senior/NAS
Class 3-A-5	Senior/Fixed Pass-Through Rate/Support/NAS
Class A-R and Class 3-A-R	Senior/REMIC Residual
Group I Subordinated Certificates	Subordinate/Variable Pass-Through Rate
Group II Subordinated Certificates	Subordinate/Fixed Pass-Through Rate
Class 3-C	Residual
Class P and Class 3-P	Prepayment Charges

The Class B-3, Class B-4, Class B-5, Class P, Class 3-P and Class 3-C Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4, Class B-5, Class P, Class 3-P and Class 3-C Certificates is provided only to permit a better understanding of the offered certificates. The initial Class 3-Certificate Balances and initial notional amounts are set forth in the “Summary — Description of the Certificates.”

The Group I Senior Certificates will have an initial aggregate Class Certificate Balance of approximately $365,877,980, and will evidence in the aggregate an initial beneficial ownership interest of approximately 93.25% in Aggregate Loan Group I. The Group I Subordinated Certificates will each evidence the initial beneficial ownership interest in Aggregate Loan Group I set forth below:

Class of Group I Subordinated Certificates	Initial Beneficial Ownership Interest
Class M	3.35%
Class B-1	1.25%
Class B-2	0.80%
Class B-3	0.55%
Class B-4	0.45%
Class B-5	0.35%

The Group II Senior Certificates will have an initial aggregate Class Certificate Balance of approximately $182,645,100, and will evidence in the aggregate an initial beneficial ownership interest of approximately 91.70% in Aggregate Loan Group II. The Group II Subordinated Certificates will each evidence the initial beneficial ownership interest in Aggregate Loan Group II set forth below:

Class of Group II Subordinated Certificates	Initial Beneficial Ownership Interest
Class 3-M-1	2.15%
Class 3-M-2	1.45%
Class 3-M-3	2.30%
Class 3-B	0.85%

Calculation of Class Certificate Balance

The “Class Certificate Balance” of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

•	all amounts previously distributed to holders of certificates of the class as payments of principal,

•	the amount of Realized Losses or Applied Realized Loss Amounts, as applicable, allocated to the class, and

•
in the case of any class of Group I Subordinated Certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under “— Allocation of Losses to the Group I Certificates,”

provided, however, that to the extent Realized Losses or Applied Realized Loss Amounts, as applicable, have been allocated to the Class Certificate Balance of any class of certificates, the Class Certificate Balance thereof will be increased on each Distribution Date sequentially by class in the order of distribution priority (and pro rata among the related senior certificates) by the amount of Subsequent Recoveries (if any) on the Mortgage Loans in the applicable loan group collected during the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the Due Date in the month in which such Distribution Date occurs (but not by more than the amount of the Realized Losses allocated to that class or the amount of Unpaid Realized Loss Amount for that class, as applicable). With respect to the Group II Certificates, after such allocation, a corresponding decrease will be made on such Distribution Date to the Unpaid Realized Loss Amount for any class of Group II Certificates that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries. To the extent a Realized Loss was covered under the Class 3-A-2 Policy the Class 3-A-2 Insurer’s subrogation rights with respect to Subsequent Recoveries may entitle it to receipt of cash otherwise distributable to the Class 3-A-2 Certificates.

Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of certificates, as described above, such Subsequent Recoveries will be included in the Available Funds for the related Loan Group and will be distributed in the priority set forth below under “Description of the Certificates —Distributions,” and therefore such Subsequent Recoveries may not to be used to make any principal payments on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

In addition, the Class Certificate Balance of the class of Group I Subordinated Certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of Group I Certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Aggregate Loan Group I as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

Component Classes

Solely for purposes of calculating distributions and allocating losses, the Class PO Certificates will be made up of multiple components having the designations and initial component balances set forth below as of the Closing Date:

Designation	Initial Component Balance(1)
Class PO-1 Component	$136,139
Class PO-2 Component	$28,740

(1) Based on assumptions regarding the characteristics of the Initial Mortgage Loans and Supplemental Mortgage Loans for Loan Group 1 and Loan Group 2.

The component balance with respect to any component as of any Distribution Date is the initial component balance thereof on the Closing Date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates.

The Class Certificate Balance of the Class PO Certificates on any Distribution Date will equal the aggregate of the component balances described above on that Distribution Date. The components comprising the Class PO Certificates will not be separately transferable from the Class PO Certificates. As used in this free writing prospectus, “Class PO Component” will mean the Class PO-1 Component or the Class PO-2 Component, as applicable.

Solely for purposes of calculating distributions, the Class X Certificates will be made up of two components: the Class X-1 and Class X-2 Components having initial notional component amounts of approximately $180,910,300 and $204,973,997, respectively.

The Class Certificate Balance of the Class X Certificates on any Distribution Date will be equal to the aggregate of its notional component amounts on that Distribution Date. The components comprising the Class X Certificates will not be separately transferable from the Class X Certificates.

Notional Amount Certificates

The Class 1-A-7, Class 1-A-15, Class 2-A-2, Class 2-A-7, Class 2-A-14, Class 2-A-18, Class 2-A-22, Class 2-A-26, Class 2-A-30, Class 2-A-34, Class 2-A-38, Class 2-A-42 and Class X Certificates are notional amount certificates.

The notional amount for any Distribution Date and

•
the Class 1-A-7 Certificates will equal the sum of (i) the product of (a) the Class Certificate Balance of the Class 1-A-5 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.50 and the denominator of which is 5.75 and (ii) the product of (a) the Class Certificate Balance of the Class 1-A-6 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.25 and the denominator of which is 5.75.

•
the Class 1-A-15 Certificates will equal the sum of (i) the product of (a) the Class Certificate Balance of the Class 1-A-13 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.50 and the denominator of which is 5.75 and (ii) the product of (a) the Class Certificate Balance of the Class 1-A-14 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.25 and the denominator of which is 5.75.

•	the Class 2-A-2 Certificates will equal the Class Certificate Balance of the Class 2-A-1 Certificates immediately prior to such Distribution Date.

•	the Class 2-A-7 Certificates will equal the Class Certificate Balance of the Class 2-A-6 Certificates immediately prior to such Distribution Date.

•
the Class 2-A-14 Certificates will equal the sum of (i) the product of (a) the Class Certificate Balance of the Class 2-A-11 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.75 and the denominator of which is 6.00, (ii) the product of (a) the Class Certificate Balance of the Class 2-A-12 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.50 and the denominator of which is 6.00 and (iii) the product of (a) the Class Certificate Balance of the Class 2-A-13 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.25 and the denominator of which is 6.00.

•
the Class 2-A-18 Certificates will equal the sum of (i) the product of (a) the Class Certificate Balance of the Class 2-A-15 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.75 and the denominator of which is 6.00, (ii) the product of (a) the Class Certificate Balance of the Class 2-A-16 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.50 and the denominator of which is 6.00 and (iii) the product of (a) the Class Certificate Balance of the Class 2-A-17 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.25 and the denominator of which is 6.00.

•
the Class 2-A-22 Certificates will equal the sum of (i) the product of (a) the Class Certificate Balance of the Class 2-A-19 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.75 and the denominator of which is 6.00, (ii) the product of (a) the Class Certificate Balance of the Class 2-A-20 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.50 and the denominator of which is 6.00 and (iii) the product of (a) the Class Certificate Balance of the Class 2-A-21 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.25 and the denominator of which is 6.00.

•
the Class 2-A-26 Certificates will equal the sum of (i) the product of (a) the Class Certificate Balance of the Class 2-A-23 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.75 and the denominator of which is 6.00, (ii) the product of (a) the Class Certificate Balance of the Class 2-A-24 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.50 and the denominator of which is 6.00 and (iii) the product of (a) the Class Certificate Balance of the Class 2-A-25 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.25 and the denominator of which is 6.00.

•
the Class 2-A-30 Certificates will equal the sum of (i) the product of (a) the Class Certificate Balance of the Class 2-A-27 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.75 and the denominator of which is 6.00, (ii) the product of (a) the Class Certificate Balance of the Class 2-A-28 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.50 and the denominator of which is 6.00 and (iii) the product of (a) the Class Certificate Balance of the Class 2-A-29 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.25 and the denominator of which is 6.00.

•
the Class 2-A-34 Certificates will equal the sum of (i) the product of (a) the Class Certificate Balance of the Class 2-A-31 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.75 and the denominator of which is 6.00, (ii) the product of (a) the Class Certificate Balance of the Class 2-A-32 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.50 and the denominator of which is 6.00 and (iii) the product of (a) the Class Certificate Balance of the Class 2-A-33 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.25 and the denominator of which is 6.00.

•
the Class 2-A-38 Certificates will equal the sum of (i) the product of (a) the Class Certificate Balance of the Class 2-A-35 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.75 and the denominator of which is 6.00, (ii) the product of (a) the Class Certificate Balance of the Class 2-A-36 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.50 and the denominator of which is 6.00 and (iii) the product of (a) the Class Certificate Balance of the Class 2-A-37 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.25 and the denominator of which is 6.00.

•
the Class 2-A-42 Certificates will equal the sum of (i) the product of (a) the Class Certificate Balance of the Class 2-A-39 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.75 and the denominator of which is 6.00, (ii) the product of (a) the Class Certificate Balance of the Class 2-A-40 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.50 and the denominator of which is 6.00 and (iii) the product of (a) the Class Certificate Balance of the Class 2-A-41 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.25 and the denominator of which is 6.00.

The notional component amount of the Class X-1 Component for the interest accrual period for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans in Loan Group 1 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date). The notional component amount of the Class X-1 Component as of the Closing Date is expected to be approximately $180,910,300.

The notional component amount of the Class X-2 Component for the interest accrual period for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans in Loan Group 2 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date). The notional component amount of the Class X-2 Component as of the Closing Date is expected to be approximately $204,973,997.

Book-Entry Certificates; Denominations

The offered certificates (other than the Class A-R and Class 3-A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R and Class 3-A-R Certificates will each be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States or the Euroclear System (“Euroclear”), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that will equal the aggregate principal balance of the applicable Class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Euroclear’s name on the book of its depositary which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. JPMorgan Chase will act as depositary for Euroclear (in such capacity the “Depositary”. Investors may hold such beneficial interests in the Book-Entry Certificates (other than the Class 1-A-2 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1 in excess thereof. Investors may hold the beneficial interests in the Class 1-A-2 Certificates in minimum denominations representing an original amount of $1,000 and integral multiples of $1.00 in excess thereof. Except as described below, no person acquiring a beneficial ownership in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such person’s beneficial ownership interest in such Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The beneficial owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear Participants on such business day. Cash received in Euroclear, as a result of sales of securities by or through a Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Offered Certificates.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear by its Depositary; however, such cross market transactions will require delivery of instructions to Euroclear by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Euroclear Participants may not deliver instructions directly to its Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Offered Certificates held through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the issuing entity provided by the Master Servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. The Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Pooling and Servicing Agreement on behalf of a Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the beneficial owners having not less than 51% of the voting rights (as defined in the Pooling and Servicing Agreement) of a class at their sole option and expense, elect to remove their Book-Entry Certificates from DTC or (c) after the occurrence of an event of default (as defined in the Pooling and Servicing Agreement), beneficial owners having not less than 51% of the voting rights evidenced by the Offered Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the Pooling and Servicing Agreement.

Although DTC and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

The LIBOR Certificates will bear interest during their initial Interest Accrual Period at the applicable initial pass-through rates set forth in the table under “— Interest - General” below, and during each Interest Accrual Period thereafter at the applicable rate determined as described in the table under “— Interest - General” below.

LIBOR applicable to an Interest Accrual Period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that Interest Accrual Period (a “LIBOR Determination Date”). On each LIBOR Determination Date, the Trustee, as Calculation Agent, will establish LIBOR for the related Interest Accrual Period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next Interest Accrual Period shall be calculated in accordance with the method described in the prospectus under “Description of the Securities — Indices Applicable to Floating Rate and Inverse Floating Rate Classes — BBA Method.”

If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.32%.

Payments on Mortgage Loans; Accounts

Certificate Account. On or before the Closing Date, the Master Servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders and the Class 3-A-2 Insurer. The Certificate Account will be established by the Master Servicer initially at Countrywide Bank, N.A., which is an affiliate of the Depositor, the sellers and the Master Servicer. The Master Servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the Pooling and Servicing Agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans in an aggregate loan group subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the Pooling and Servicing Agreement:

•	all payments on account of principal on the Mortgage Loans, including principal prepayments;

•
all payments on account of interest on the Mortgage Loans, net of the related master servicing fee (as adjusted by Compensating Interest payments), any lender paid mortgage insurance premiums and any Prepayment Interest Excess;

•	all payments on account of prepayment charges on the Mortgage Loans;

•
all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the Master Servicer’s normal servicing procedures;

•	any amount required to be deposited by the Master Servicer pursuant to the Pooling and Servicing Agreement in connection with any losses on permitted investments for which it is responsible;

•
any amounts received by the Master Servicer with respect to primary mortgage insurance and in respect of net monthly rental income from any mortgaged property that the Master Servicer or its designee has acquired through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan (“REO Property”);

•	all substitution adjustment amounts; and

•	all Advances made by the Master Servicer.

Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other Mortgage Loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections.

The Master Servicer may from time to time make withdrawals from funds in respect of an aggregate loan group on deposit in the Certificate Account for the following purposes related to that aggregate loan group:

•	to pay to the Master Servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the Master Servicer) described above under;

•
to reimburse each of the Master Servicer and the Trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

•
to reimburse each of the Master Servicer and the Trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer’s certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

•	to reimburse the Master Servicer for insured expenses from the related insurance proceeds;

•
to reimburse the Master Servicer for (a) any unreimbursed customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, “Servicing Advances”), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

•
to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the Pooling and Servicing Agreement, all amounts received on such Mortgage Loan after the date of such purchase;

•	to reimburse the sellers and the Master Servicer for expenses incurred by any of them and reimbursable pursuant to the Pooling and Servicing Agreement;

•	to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

•
to withdraw an amount equal to the sum of (a) the related Available Funds, (b) any prepayment charges received and (c) the Trustee fee for such Distribution Date and remit such amount to the Trustee for deposit in the Distribution Account; and

•	to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

Distribution Account. On or before the business day immediately preceding each Distribution Date, the Master Servicer will withdraw from the Certificate Account the amount of Available Funds for each Loan Group, the prepayment charges collected and the Trustee fee and will deposit those amounts in an account established and maintained with the Trustee on behalf of the certificateholders (the “Distribution Account”). The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

•	the aggregate amount remitted by the Master Servicer to the Trustee; and

•	any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account.

The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and the Class 3-A-2 Insurer as described below under “— Priority of Distributions Among Certificates” and may from time to time make withdrawals from funds in respect of an aggregate loan group on deposit in the Distribution Account for the following relating to such aggregate loan group:

•	to pay the Trustee fee to the Trustee;

•	to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

•
to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error); and

•	to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Exchangeable Certificates Distribution Account. On or prior to the Closing Date, the Trustee will establish an account (the “Exchangeable Certificates Distribution Account”), which will be maintained in trust for the benefit of the holders of the Exchangeable Certificates. The Trustee will deposit or cause to be deposited in the Exchangeable Certificates Distribution Account all amounts it receives in respect of the Depositable Certificates that have been deposited, which will then be used to make distributions on that day to the applicable classes of Exchangeable Certificates as described below. Funds on deposit in the Exchangeable Certificates Distribution Account will not be invested.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account will be invested in permitted investments at the direction, and for the benefit and risk, of the Master Servicer. In the case of:

•
the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein;

•	the Pre-funding Account, all income and gain net of any losses realized from the investment will be for the benefit of the Depositor and will be remitted to the Depositor as described herein; and

•
the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to the Depositor and will not thereafter be available for distribution to certificateholders.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-funding Account or the Capitalized Interest Account in respect of the investments will be deposited by the Depositor into the Pre-funding Account or Capitalized Interest Account, as applicable out of the Depositor’s own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-funding Account or the Capitalized Interest Account and made in accordance with the Pooling and Servicing Agreement.

Carryover Reserve Fund. Funds in the Carryover Reserve Fund may be invested in permitted investments at the direction of the holders of the Class 3-C Certificates. If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Carryover Reserve Fund until withdrawn upon the earlier of the reduction of the aggregate Class Certificate Balance of the Group II Certificates to zero and the termination of the Pooling and Servicing Agreement. Any losses incurred in the Carryover Reserve Fund in respect of the investment will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund and made in accordance with the Pooling and Servicing Agreement

The Corridor Contract Reserve Fund. Funds in the Corridor Contract Reserve Fund will be invested in The Bank of New York cash reserves. Any net investment earnings will be retained in the Corridor Contract Reserve Fund until withdrawn upon the earlier of the reduction of the aggregate Class Certificate Balance of the Class 2-A-1 and Class 2-A-6 Certificates to zero and the termination of the Pooling and Servicing Agreement. Any losses incurred in the Corridor Contract Reserve Fund in respect of the investment will be charged against amounts on deposit in the Corridor Contract Reserve Fund (or the investments) immediately as realized. The Trustee, on behalf of the Supplemental Interest Trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Corridor Contract Reserve Fund and made in accordance with the Pooling and Servicing Agreement.

Exchangeable Certificates Distribution Account. Funds in the Exchangeable Certificates Distribution Account will not be invested.

Exchangeable Certificates

General. The Class 1-A-1, Class 1-A-3, Class 1-A-4, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-8, Class 2-A-9 and Class 2-A-10 Certificates are “Depositable Certificates.” All or a portion of the Depositable Certificates may be exchanged for a proportionate interest in the Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14, Class 2-A-15, Class 2-A-16, Class 2-A-17, Class 2-A-18, Class 2-A-19, Class 2-A-20, Class 2-A-21, Class 2-A-22, Class 2-A-23, Class 2-A-24, Class 2-A-25, Class 2-A-26, Class 2-A-27, Class 2-A-28, Class 2-A-29, Class 2-A-30, Class 2-A-31, Class 2-A-32, Class 2-A-33, Class 2-A-34, Class 2-A-35, Class 2-A-36, Class 2-A-37, Class 2-A-38, Class 2-A-39, Class 2-A-40, Class 2-A-41, Class 2-A-42, Class 2-A-43 and Class 2-A-44 Certificates (the “Exchangeable Certificates”) in the combinations shown in Annex I. All or a portion of the Exchangeable Certificates may also be exchanged for the related Depositable Certificates, or for other Exchangeable Certificates in the same combination, in the same manner. Each exchange may be effected only in proportions that result in the principal and interest entitlements of the certificates being received being equal to the principal and interest entitlements of the certificates surrendered. This process may occur repeatedly.

The classes of Depositable Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding Class Certificate Balances or notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur and prior principal distributions. Depositable Certificates and Exchangeable Certificates may be exchanged only in the combinations and in the proportions that the initial Class Certificate Balances of such certificates bear to one another as shown in Annex I.

Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the uncertificated REMIC Interests underlying the related Depositable Certificates that are deposited and will receive a proportionate share of the distributions on those certificates.

Procedures. If a holder of Depositable Certificates wishes to exchange its Depositable Certificates for the related Exchangeable Certificates or a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates for the related Depositable Certificates, the certificateholder must notify the Trustee no later than three business days before the proposed exchange date. Notice to the Trustee may be provided by email to cwmacrs@bankofny.com or by telephone at (800) 254-2826. The exchange date will be subject to the Trustee’s approval but it can generally be any business day other than the first or last business day of the month. The notice must (i) be on the certificateholder’s letterhead, (ii) carry a medallion stamp guarantee or be signed by an authorized signatory and be presented with an incumbency certificate and (iii) set forth the following information: the CUSIP number of both the certificates to be exchanged and the certificates to be received, the outstanding Class Certificate Balance or notional amount, as applicable, and the initial Class Certificate Balance of the certificates to be exchanged, the certificateholder’s DTC participant number and the proposed exchange date. After receiving the notice, the Trustee will e-mail the certificateholder with wire payment instructions relating to the exchange fee and, assuming the combination or exchange is a permitted combination or exchange as listed on Annex I, the certificateholder will use the Deposit and Withdrawal System at DTC to exchange the certificates. A notice becomes irrevocable on the second business day before the proposed exchange date.

In connection with each exchange, the certificateholder must pay the Trustee a fee equal to 1/32 of 1% of the outstanding Class Certificate Balance of the certificates to be exchanged. In no event, however, will the fee be either less than $2,000 or greater than $25,000. The exchange will be completed upon the receipt by the Trustee of the exchange fee and the beneficial interest in the Depositable Certificates.

The Trustee will make the first distribution on a Depositable Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the certificateholder of record as of the close of business on the last day of the month of the exchange.

Neither the Trustee nor the Depositor will have any obligation to ensure the availability of the applicable certificates for the desired combination or exchange or to accomplish any combination or exchange other than those listed on Annex I.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer
The Master Servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each Mortgage Loan. The master servicing fee for the Mortgage Loans will equal one-twelfth of the Stated Principal Balance of the Mortgage Loan multiplied by the Master Servicer Fee Rate (3). As of the initial cut-off date, the weighted average Master Servicing Fee Rate for the loans in Loan Group 1, Loan Group 2 and Loan Group 3 will be approximately 0.205%, 0.214% and 0.226% per annum, respectively.
		Compensation	Amounts on deposit in the Certificate Account representing payments of interest and application of liquidation proceeds with respect to that Mortgage Loan	Monthly

	• Prepayment Interest Excess	Compensation	Interest paid by obligors with respect to certain prepayments on the Mortgage Loans	Monthly

	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time

	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account.	Compensation	Investment income related to the Certificate Account and the Distribution Account	Monthly

	• Excess Proceeds (4)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee	One-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the outstanding Mortgage Loans. (5)	Compensation	Amounts on deposit in the Certificate Account or the Distribution Account	Monthly

Class 3-A-2 Insurance Premium (the “Class 3-A-2 Premium”) / Class 3-A-2 Insurer	Class 3-A-2 Premium (6)	Compensation	Amounts on deposit in the Distribution Account	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Expenses
Insured expenses / Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances.	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (7)
Time to time

Indemnification expenses / the sellers, the Master Servicer and the Depositor	Amounts for which the sellers, the Master Servicer and Depositor are entitled to indemnification (8)	Indemnification	Amounts on deposit on the Certificate Account	Monthly
__________
(1)
If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the certificates.

(3)
The Master Servicer Fee Rate for each Mortgage Loan will range from 0.175% to 0.375% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4)
“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)	The “Trustee Fee Rate” is equal to 0.009% per annum.

(6)	The Class 3-A-2 Premium Rate will equal 0.07% per annum

(7)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(8)	Each of the sellers, the Master Servicer, and the Depositor are entitled to indemnification of certain expenses.

Distributions

Distributions on the certificates will be made by the Trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in March 2007 (each, a “Distribution Date”), to the persons in whose names the certificates are registered at the close of business on the Record Date. The “Record Date” for any Distribution Date will be the last business day of the calendar month preceding the month in which that Distribution Date occurs.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other Depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the Trustee.

Priority of Distributions Among Group I Certificates

As more fully described in this free writing prospectus, distributions on the group 1 senior certificates and the group 2 senior certificates will be made on each Distribution Date primarily from Available Funds of the related Loan Group, and, in certain circumstances, from any Available Funds from the other Loan Group in Aggregate Loan Group I remaining after distributions to the senior certificates related to such other Loan Group. Distributions on the Group I Subordinated Certificates will be based on any remaining Available Funds for both Loan Groups in Aggregate Loan Group I for such Distribution Date, in each case after giving effect to distributions on all classes of Group I Senior Certificates as described in the preceding sentence and payments in respect of Class PO Deferred Amounts. These distributions will be made in the following order of priority:

•	to interest on each interest-bearing class or component of senior certificates relating to each Loan Group in Aggregate Loan Group I, pro rata, based on their respective interest entitlements;

•
to principal of the classes of senior certificates relating to each Loan Group in Aggregate Loan Group I then entitled to receive distributions of principal, in the order and subject to the priorities set forth under “Description of the Certificates —Principal - Group I Certificates,” in this free writing prospectus, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes or component on the Distribution Date;

•
to any Class PO Deferred Amounts with respect to the applicable Class PO Component, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the Group I Subordinated Certificates;

•
to interest on and then principal of each class of Group I Subordinated Certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under “Description of the Certificates — Interest - Group I Certificates” and “— Principal - Group I Certificates” in this free writing prospectus; and

•	any remaining available amounts, to the Class A-R Certificates.

Available Funds

“Available Funds” for a Loan Group in Aggregate Loan Group I for any Distribution Date will be equal to the sum of:

•
all scheduled installments of interest (net of the related Expense Fees which include premiums in respect of lender paid primary mortgage insurance on a Mortgage Loan) and principal due on the Mortgage Loans in that Loan Group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that Loan Group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Master Servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that Loan Group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to Mortgage Loans in that Loan Group;

•
all partial or full prepayments with respect to Mortgage Loans in that Loan Group received during the related Prepayment Period, together with all interest paid in connection with those payments, other than certain excess amounts and Compensating Interest;

•
amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that Loan Group repurchased by the related seller or the Master Servicer as of the Distribution Date; and

•
for each Distribution Date during, and the Distribution Date immediately after the Funding Period, any amounts required pursuant to the Pooling and Servicing Agreement to be deposited from the Capitalized Interest Account, and for the first Distribution Date following the Funding Period, any amounts remaining in the Pre-Funding Account after the end of the Funding Period (net of any investment income thereon) that is allocated to that Loan Group, reduced by amounts in reimbursement for advances previously made and other amounts as to which the Master Servicer is entitled to be reimbursed from the Certificate Account with respect to aggregate loan group I pursuant to the Pooling and Servicing Agreement.

“Available Funds” for Aggregate Loan Group II for any Distribution Date will equal the sum of (i) the Group II Interest Funds and (ii) the Group II Principal Remittance Amount.

The “Group II Interest Funds” for any Distribution Date are equal to the excess of (i) the Group II Interest Remittance Amount over (ii) the Trustee Fee for such Distribution Date.

The “Group II Interest Remittance Amount” for any Distribution Date is equal to:

(a) the sum, without duplication, of:

(1) all scheduled interest on the Mortgage Loans in Aggregate Loan Group II due on the related Due Date and received on or prior to the related Determination Date, less the related Master Servicing Fees and any payments made in respect of premiums on lender paid insurance Mortgage Loans,

(2) all interest on prepayments on the Mortgage Loans in Aggregate Loan Group II, other than Prepayment Interest Excess,

(3) all Advances relating to interest in respect of the Mortgage Loans in Aggregate Loan Group II,

(4) amounts paid by the Master Servicer in respect of Compensating Interest with respect to Aggregate Loan Group II, and

(5) liquidation proceeds on the Mortgage Loans in Aggregate Loan Group II received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

minus

(b) all Advances related to interest on the Mortgage Loans in Aggregate Loan Group II and certain expenses reimbursed with respect to Aggregate Loan Group II since the prior Due Date.

The “Group II Principal Remittance Amount” for any Distribution Date is equal to:

(a) the sum, without duplication, of:

(1) the scheduled principal collected or advanced on the Mortgage Loans in Aggregate Loan Group II with respect to the related Due Date,

(2) prepayments on the Mortgage Loans in Aggregate Loan Group II collected in the related Prepayment Period,

(3) the Stated Principal Balance of each Mortgage Loan in Aggregate Loan Group II that was repurchased by a seller or purchased by the Master Servicer with respect to that Distribution Date,

(4) any Substitution Adjustment Amounts in respect of Mortgage Loans in Aggregate Loan Group II,

(5) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in Aggregate Loan Group II, to the extent the proceeds are allocable to principal and are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the Master Servicer’s normal servicing procedures and all liquidation proceeds in respect of Mortgage Loans in Aggregate Loan Group II (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans in Aggregate Loan Group II received during the related Prepayment Period, and

(6) with respect to the Class 3-A-2 Certificates only, any payments made by the Class 3-A-2 Insurer under the Class 3-A-2 Policy,

minus

(b) all Advances relating to principal on the Mortgage Loans in Aggregate Loan Group II and certain expenses reimbursed with respect to Aggregate Loan Group II since the prior Due Date.

In the event that Depositable Certificates are exchanged for the related class of Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal and interest distributions on the related classes of Depositable Certificates that have been deposited. In addition, the applicable class of Exchangeable Certificates will bear a proportionate share of losses and net interest shortfalls allocable to each related class of Depositable Certificates that has been deposited.

Interest - General

Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth in the tables in “Summary - Descriptions of the Certificates” or as described below.

LIBOR Certificates.

Each class of LIBOR Certificates will bear interest during its initial Interest Accrual Period at the Initial Pass-Through Rate set forth below, and will bear interest during each Interest Accrual Period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

Class	Initial Pass-Through Rate	Maximum/Minimum Pass-Through Rate	Formula for Calculation of Class Pass-Through Rate
Class 2-A-1	5.52%	6.00% /0.20%	LIBOR + 0.20%
Class 2-A-21	0.48%	5.80% /0.00%	5.80% - LIBOR
Class 2-A-6	5.92%	6.00% /0.60%	LIBOR + 0.60%
Class 2-A-7	0.08%	5.40% /0.00%	5.40% - LIBOR

Class X Certificates

The pass-through rate of the Class X Certificates for the Interest Accrual Period related to any Distribution Date will equal the weighted average of the pass-through rates on the Class X-1 and Class X-2 Components, weighted on the basis of their respective component notional amounts. The pass-through rate of the Class X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.66332% per annum.

The pass-through rate of the Class X-1 Component for the Interest Accrual Period related to any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount Mortgage Loans in Loan Group 1, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 5.75%. The pass-through rate for the Class X-1 Component for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.45419% per annum.

The pass-through rate of the Class X-2 Component for the Interest Accrual Period related to any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount Mortgage Loans in Loan Group 2, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class X-2 Component for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.84789% per annum.

Group I Subordinated Certificates

The pass-through rate for each class of subordinated certificates for the Interest Accrual Period related to any Distribution Date will be a per annum rate equal to the sum of:

•
5.75% multiplied by the excess of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 1 senior certificates immediately prior to that Distribution Date, and

•
6.00% multiplied by the excess of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 2 senior certificates (other than the notional amount certificates) immediately prior to that Distribution Date, divided by the aggregate of the Class Certificate Balances of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the first Interest Accrual Period will be approximately 5.88179% per annum.

Group II Certificates

The Pass-Through Rate with respect to each Interest Accrual Period and each class of Group II Certificates, other than the Class 3-A-2 Certificates, means a per annum rate equal to the lesser of:

(1) the fixed rate for such class and the Interest Accrual Period set forth in the table below and

(2) the Net Rate Cap for the related Distribution Date.

The Pass-Through Rate with respect to each Interest Accrual Period and the Class 3-A-2 Certificates, means a per annum rate equal to the lesser of:

(1) the fixed rate for such class and the Interest Accrual Period set forth in the table below and

(2) the Net Rate Cap for the related Distribution Date minus the Class 3-A-2 Premium Rate.

Group II Pass-Through Rates
	(1)	(2)
Class 3-A-1	5.917%	6.417%
Class 3-A-2	5.729%	6.229%
Class 3-A-3	6.088%	6.588%
Class 3-A-4	5.755%	6.255%
Class 3-A-5	5.750%	6.250%
Class 3-M-1	6.000%	6.500%
Class 3-M-2	6.000%	6.500%
Class 3-M-3	6.000%	6.500%
Class 3-B	6.000%	6.500%
__________
(1) For each Interest Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date for Aggregate Loan Group II.

(2) For each Interest Accrual Period relating to any Distribution Date occurring after the Optional Termination Date for Aggregate Loan Group II.

The “Net Rate Cap” for each Distribution Date is the weighted average Net Mortgage Rate on the Mortgage Loans in Aggregate Loan Group II as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

The Class 1-A-9 and Class PO Certificates are principal only certificates and will not bear interest.

With respect to each Distribution Date for all of the interest-bearing certificates (other than the LIBOR Certificates), the “Interest Accrual Period” will be the calendar month preceding the month of the Distribution Date. The Interest Accrual Period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each Interest Accrual Period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

Interest - Group I Certificates

Interest Entitlement. On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of Group I Certificates will be entitled to receive an amount allocable to interest for the related Interest Accrual Period. This “interest entitlement” for any interest-bearing class of Group I Certificates will be equal to the sum of:

•	interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

•
the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

For each Distribution Date, on or prior to the applicable Corridor Contract Termination Date, on which LIBOR exceeds the applicable Corridor Strike Rate, in addition to the interest distribution amount described above, the Class 2-A-1 and Class 2-A-6 Certificates will be entitled to receive the related yield supplement amount from payments distributed to the Trustee with respect to the related Corridor Contract. See “—The Corridor Contracts” in this free writing prospectus.

Allocation of Net Interest Shortfalls. The interest entitlement described above for each class of Group I Certificates for any Distribution Date will be reduced by the amount of “Net Interest Shortfalls” experienced by (a) the related Loan Group, with respect to the interest-bearing Group I Senior Certificates (other than the related Class PO Component) and (b) each of the Loan Groups in Aggregate Loan Group I, with respect to the Group I Subordinated Certificates for the Distribution Date. With respect to any Distribution Date and Loan Group in Aggregate Loan Group I, the “Net Interest Shortfall” is equal to the sum of:

•	any net prepayment interest shortfalls for that Loan Group and Distribution Date, and

•	the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that Loan Group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

With respect to any Distribution Date, a “net prepayment interest shortfall” for each Loan Group in Aggregate Loan Group I is the amount by which the aggregate of the prepayment interest shortfalls for that Distribution Date and that Loan Group exceeds the sum of (x) the Compensating Interest for that Loan Group and Distribution Date and (y) the excess, if any, of the Compensating Interest for the other Loan Group in Aggregate Loan Group I over the prepayment interest shortfalls for that Loan Group.

A “prepayment interest shortfall” is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month’s interest at the related mortgage rate less the related Master Servicing Fee Rate on the Stated Principal Balance of the Mortgage Loan.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state laws.

A “Debt Service Reduction” is the modification of the terms of a Mortgage Loan in the course of a borrower’s bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related Mortgage Loan.

Net Interest Shortfalls for a Loan Group in Aggregate Loan Group I on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior and subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class’ share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

For purposes of allocating Net Interest Shortfalls for a Loan Group in Aggregate Loan Group I to the Group I Subordinated Certificates on any Distribution Date, the amount of interest each class of Group I Subordinated Certificates would otherwise be deemed to be entitled to receive from Available Funds for that Loan Group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class’ pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The “Assumed Balance” for a Distribution Date and Loan Group in Aggregate Loan Group I is equal to the Subordinated Percentage for that Distribution Date relating to that Loan Group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in such Loan Group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date); provided, however, on any Distribution Date after a Senior Termination Date, Net Interest Shortfalls will be allocated to the Group I Subordinated Certificates based on the amount of interest each such class of certificates would otherwise be entitled to receive on that Distribution Date.

Each class’ pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive on the Distribution Date.

If on a particular Distribution Date, Available Funds for a Loan Group in Aggregate Loan Group I in the Certificate Account applied in the order described above under “— Priority of Distributions Among Group I Certificates” are not sufficient to make a full distribution of the interest entitlement on the certificates related to that Loan Group, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in a Loan Group in Aggregate Loan Group I were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Interest - Group II Certificates

On each Distribution Date, the interest distributable with respect to the Group II Certificates is the interest which has accrued on the Class Certificate Balances thereof immediately prior to that Distribution Date at the then applicable related Pass-Through Rate during the applicable Interest Accrual Period and in the case of the Group II Senior Certificates, any Interest Carry Forward Amount. For each class of Group II Subordinated Certificates, any Interest Carry Forward Amount will be payable only from Excess Cashflow (if any) as and to the extent described in this free writing prospectus under “— Overcollateralization Provisions.”

The Pass-Through Rates for the Group II Certificates are subject to increase after the Optional Termination Date. On each Distribution Date, the Pass-Through Rate for each class of Group II Certificates will be subject to the Net Rate Cap. If on any Distribution Date, the Pass-Through Rate for a class of Group II Certificates is based on the Net Rate Cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from remaining Excess Cashflow (if any) to the extent described in this free writing prospectus under “— Overcollateralization Provisions”.

Distributions of Group II Interest Funds. On each Distribution Date, the Group II Interest Funds for such Distribution Date are required to be distributed in the following order:

(1)  concurrently:

(a) to the Class 3-A-2 Insurer, the monthly Premium relating to the Class 3-A-2 Policy and any Reimbursement Amount; and

(b) concurrently, to each class of Group II Senior Certificates, the Current Interest and Interest Carry Forward Amount for each such class and such Distribution Date, pro rata, based on the amount of interest each such class is entitled to receive on that Distribution Date;

(2) sequentially, to the Class 3-M-1, Class 3-M-2, Class 3-M-3 and Class 3-B Certificates, in that order, the Current Interest for each such class and such Distribution Date; and

(3) any remainder as part of the Excess Cashflow described under “—Overcollateralization Provisions” below.

“Current Interest” with respect to each class of Group II Certificates and each Distribution Date is the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the Class Certificate Balance of such class immediately prior to such Distribution Date.

“Interest Carry Forward Amount” with respect to each class of Group II Certificates and each Distribution Date is the excess of:

(a) Current Interest for such class with respect to prior Distribution Dates, over

(b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

The “Net Rate Carryover” for a class of Group II Certificates on any Distribution Date is the sum of:

(1) the excess of:

(a) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Interest Accrual Period not been calculated based on the Net Rate Cap, over

(b) the amount of interest such class accrued on such Distribution Date based on the Net Rate Cap, and

(2) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Rate Cap).

Carryover Reserve Fund

The Pooling and Servicing Agreement establishes an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the Group II Certificates. On the Closing Date, the Depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “—Overcollateralization Provisions With Respect To Aggregate Loan Group II” below, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover on the Group II Certificates as described under “—Overcollateralization Provisions With Respect To Aggregate Loan Group II” below.

The Corridor Contracts

The Class 2-A-1 and Class 2-A-6 Certificates will have the benefit of separate interest rate corridor contracts (each a “Corridor Contract” and, together, the “Corridor Contracts”):

•	the Class 2-A-1 Corridor Contract, and

•	the Class 2-A-6 Corridor Contract.

The Class 2-A-1 Corridor Contract will be evidenced by a confirmation between Bear Stearns Financial Products Inc. (“Bear Stearns”) and Countrywide Home Loans, Inc. On the Closing Date, Countrywide Home Loans will assign its rights under the Class 2-A-1 Corridor Contract to The Bank of New York, as supplemental interest Trustee (in such capacity, the “supplemental interest Trustee”).

The Class 2-A-6 Corridor Contract will be evidenced by a confirmation between Bank of America, N.A. (“BANA” and together with Bear Stearns, the “Corridor Contract Counterparties” and each a “Corridor Contract Counterparty”) and the supplemental interest Trustee.

Each Corridor Contract will be an asset of a separate trust (the “Supplemental Interest Trust”) created under the Pooling and Servicing Agreement for the benefit of the Class 2-A-1 and Class 2-A-6 Certificates.

Pursuant to each Corridor Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Corridor Contract, as if such an ISDA Master Agreement had been executed by the supplemental interest Trustee and the related Corridor Contract Counterparty on the date that the related Corridor Contract was executed. Each Corridor Contract is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

With respect to a Corridor Contract and any Distribution Date to and including the Distribution Date on which the related Corridor Contract is scheduled to terminate (each, a “Corridor Contract Termination Date”), the amount payable by the related Corridor Contract Counterparty under a Corridor Contract will equal the product of (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by that Corridor Contract Counterparty) and (B) the related Corridor Ceiling Rate over (y) the related Corridor Strike Rate, (ii) the related Corridor Contract Notional Balance for such Distribution Date and (iii) (x) the number of days in the related Interest Accrual Period (calculated on the basis of a 360-day year consisting of twelve 30-day months divided by (y) 360.

The Corridor Contract Termination Date, Corridor Ceiling Rate and Corridor Strike Rate for each Corridor Contract are as follows:

Class of Certificates	Corridor Contract Termination Date	Corridor Strike Rate	Corridor Ceiling Rate
Class 2-A-1	July 2012	5.80%	9.30%
Class 2-A-6	January 2010	5.40%	8.90%

On or prior to a Corridor Contract Termination Date, amounts (if any) received under the related Corridor Contract by the supplemental interest Trustee for the benefit of the supplemental interest trust will be used to pay the related Yield Supplement Amount, as described below under “— The Corridor Contract Reserve Fund.” Amounts received on a Corridor Contract will not be available to make interest distributions on any class of certificates other than the related class of certificates.

The “Class 2-A-1 Corridor Contract Notional Balance” and the “Class 2-A-6 Corridor Contract Notional Balance” are as described in the following table:

Month of Distribution Date	Class 2-A-1 Corridor Contract Notional Balance ($)	Class 2-A-6 Corridor Contract Notional Balance ($)
March 2007	10,000,000.00	40,000,000.00
April 2007	9,795,643.94	38,974,850.74
May 2007	9,567,856.67	37,837,939.22
June 2007	9,316,872.24	36,591,052.63
July 2007	9,042,956.42	35,236,235.50
August 2007	8,746,421.52	33,775,861.19
September 2007	8,427,595.42	32,212,473.71
October 2007	8,258,836.61	31,043,860.32
November 2007	8,068,533.67	29,778,044.92
December 2007	7,857,104.68	28,418,280.42
January 2008	7,625,060.41	26,968,352.87
February 2008	7,396,681.29	25,548,127.10
March 2008	7,172,095.36	24,157,948.90
April 2008	6,951,270.81	22,797,380.48
May 2008	6,734,176.14	21,465,990.40
June 2008	6,520,780.08	20,163,353.50
July 2008	6,311,051.66	18,889,050.80
August 2008	6,104,960.14	17,642,669.38
September 2008	5,902,475.05	16,423,802.37
October 2008	5,703,566.19	15,232,048.76
November 2008	5,508,203.58	14,067,013.42
December 2008	5,316,357.53	12,928,306.92
January 2009	5,127,998.58	11,815,545.53
February 2009	4,943,097.51	10,728,351.06
March 2009	4,761,625.37	9,666,350.86
April 2009	4,583,553.44	8,629,177.65
May 2009	4,408,853.24	7,616,469.54
June 2009	4,237,496.53	6,627,869.86
July 2009	4,069,455.32	5,663,027.16
August 2009	3,904,701.83	4,721,595.08
September 2009	3,743,208.55	3,803,232.31
October 2009	3,584,948.17	2,907,602.49
November 2009	3,429,893.63	2,034,374.16
December 2009	3,278,018.08	1,183,220.69
January 2010	3,129,294.92	353,820.20
February 2010	2,983,697.75	0.00
March 2010	2,841,200.41	0.00
April 2010	2,701,776.94	0.00
May 2010	2,565,401.63	0.00
June 2010	2,432,048.97	0.00
July 2010	2,301,693.65	0.00
August 2010	2,174,310.59	0.00
September 2010	2,049,874.92	0.00
October 2010	1,928,361.99	0.00
November 2010	1,809,747.34	0.00
December 2010	1,694,006.72	0.00
January 2011	1,581,116.08	0.00
February 2011	1,471,051.60	0.00
March 2011	1,363,789.63	0.00
April 2011	1,259,306.73	0.00
May 2011	1,157,579.65	0.00
June 2011	1,058,585.37	0.00
July 2011	962,301.01	0.00
August 2011	868,703.93	0.00
September 2011	777,771.66	0.00
October 2011	689,481.92	0.00
November 2011	603,812.62	0.00
December 2011	520,741.87	0.00
January 2012	440,247.93	0.00
February 2012	362,309.28	0.00
March 2012	286,791.42	0.00
April 2012	222,577.35	0.00
May 2012	160,822.46	0.00
June 2012	101,505.92	0.00
July 2012	44,607.07	0.00
August 2012 and thereafter	0.00	0.00

Each Corridor Contract is scheduled to remain in effect up to and including the related Corridor Contract Termination Date. Each Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the related Corridor Contract Counterparty, the failure by the related Corridor Contract Counterparty (within three business days after notice of the failure is received by such Corridor Contract Counterparty) to make a payment due under the related Corridor Contract or the related Corridor Contract becoming illegal or subject to certain kinds of taxation.

It will be an additional termination event under each Corridor Contract if the related Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. §§229.1100-229.1123 (“Regulation AB”) with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the related Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld and with respect to Bear Stearns as Corridor Contract Counterparty, which approval is not needed if such assignment is to a subsidiary of The Bear Stearns Companies, Inc., provided the Depositor is given notice) and any rating agency, if applicable.

If a Corridor Contract is terminated early, the related Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from such Corridor Contract Counterparty will be paid to the Trustee on behalf of the supplemental interest trust and will be deposited into the Corridor Contract Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amount on the related class of certificates, until the related Corridor Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the Trustee.

The Pooling and Servicing Agreement does not provide for the substitution of a replacement Corridor Contract in the event of a termination of a Corridor Contract or in any other circumstance.

The significance percentage for each Corridor Contract is less than 10%. The “significance percentage” for a Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Class Certificate Balance of the related class of certificates. The “significance estimate” of a Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

BSFP will be the interest rate contract provider under the Class 2-A-1 Corridor Contract. BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the date of this free writing prospectus, BSFP has a ratings classification of “AAA” from Standard & Poor’s and “Aaa” from Moody’s Investors Service.

The information contained in the preceding paragraph has been provided by BSFP for use in this free writing prospectus. BSFP has not been involved in the preparation of, and does not accept responsibility for this free writing prospectus as a whole or the accompanying prospectus.

BANA will be the interest rate contract provider under the Class 2-A-6 Corridor Contract. BANA is a national banking association organized under the laws of the United States, with its principal executive offices located in Charlotte, North Carolina. BANA is a wholly owned indirect subsidiary of Bank of America Corporation, which is a bank holding company and a financial holding company, with its principal executive offices located in Charlotte, North Carolina. On January 1, 2006, Bank of America Corporation completed a merger with MBNA Corporation. BANA is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Moody’s currently rates BANA’s long-term debt as “Aa1” and its short-term debt as “P-1.” S&P currently rates the BANA’s long-term debt as “AA” and its short-term debt as “A-1+.” Fitch currently rates BANA’s long-term debt as “AA-” and its short-term debt as “F1+.” No assurances can be given that the current ratings of BANA’s instruments will be maintained.

The offered certificates do not represent an obligation of either Corridor Contract Counterparty. The holders of the offered certificates are not parties to or beneficiaries under the Corridor Contracts and will not have any right to proceed directly against either Corridor Contract Counterparty in respect of its obligations under the applicable Corridor Contract.

The Corridor Contracts will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the Closing Date.

The Corridor Contract Reserve Fund

The Pooling and Servicing Agreement will require the Trustee to establish an account (the “Corridor Contract Reserve Fund”), which will be held in trust by the supplemental interest Trustee, on behalf of the holders of the Class 2-A-1 and Class 2-A-6 Certificates. On the Closing Date, the Depositor will cause $1,000 to be deposited in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of any REMIC or the issuing entity.

On each Distribution Date, the supplemental interest Trustee, will deposit into the Corridor Contract Reserve Fund any amounts received in respect of a Corridor Contract for the related Interest Accrual Period. On each Distribution Date, amounts on deposit in the Corridor Contract Reserve Fund in respect of a Corridor Contract will be distributed to the related class of certificates to the extent necessary to pay the applicable current Yield Supplement Amount and any related Yield Supplement Amount remaining unpaid from prior Distribution Dates. Any remaining amounts will remain in the Corridor Contract Reserve Fund. On the Distribution Date immediately following the earlier of (i) the latest Corridor Contract Termination Date and (ii) the date on which the aggregate Class Certificate Balance of the Class 2-A-1 and Class 2-A-6 Certificates has been reduced to zero, all amounts remaining in the Corridor Contract Reserve Fund will be distributed to Countrywide Home Loans, Inc.

For any Distribution Date, on or prior to the related Corridor Contract Termination Date, the “Yield Supplement Amount” for the Class 2-A-1 or the Class 2-A-6 Certificates, as applicable, will be an amount equal to interest for the related Interest Accrual Period on the Class Certificate Balance of the applicable class of certificates immediately prior to such Distribution Date at a rate equal to the excess, if any, of (i) the lesser of LIBOR and the applicable Corridor Ceiling Rate over (ii) the applicable Corridor Strike Rate.

Principal - Group I Certificates

General. All payments and other amounts received in respect of principal of the Mortgage Loans in a Loan Group in Aggregate Loan Group I will be allocated as described under “Priority of Distributions Among Group I Certificates” between the related Class PO Component, on the one hand, and the related senior certificates (other than the related notional amount certificates and the related Class PO Component) and the Group I Subordinated Certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

The Non-PO Percentage with respect to any Mortgage Loan in any Loan Group in Aggregate Loan Group I with a net mortgage rate less than the percentage indicated below (each a “Discount Mortgage Loan”) will be determined as follows:

Discount Mortgage Loans in Loan Group	Net Mortgage Rate for Mortgage Loan	Non-PO Percentage of Discount Mortgage Loan
1	Less than 5.75%	Net mortgage rate divided by 5.75%
2	Less than 6.00%	Net mortgage rate divided by 6.00%

The Non-PO Percentage with respect to any Mortgage Loan in any Loan Group in Aggregate Loan Group I with a net mortgage rate equal to or greater than the percentage indicated below (each a “Non-Discount Mortgage Loan”) will be 100%.

Non-Discount Mortgage Loans in Loan Group	Net Mortgage Rate for Mortgage Loan
1	Greater than or equal to 5.75%
2	Greater than or equal to 6.00%

The PO Percentage with respect to any Discount Mortgage Loan in any Loan Group in Aggregate Loan Group I will be equal to the amount described below:

Discount Mortgage Loans in Loan Group	PO Percentage of Discount Mortgage Loan
1	(5.75% — net mortgage rate) divided by 5.75%
2	(6.00% — net mortgage rate) divided by 6.00%

The PO Percentage with respect to any Non-Discount Mortgage Loan in any Loan Group in Aggregate Loan Group I will be 0%.

Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each Loan Group in Aggregate Loan Group I will be distributed as principal with respect to the related classes of senior certificates (other than the related Class PO Component and the notional amount certificates) in an amount up to the Senior Principal Distribution Amount for such Loan Group and as principal of the Group I Subordinated Certificates, in an amount up to the Subordinated Principal Distribution Amount.

The “Non-PO Formula Principal Amount” for any Distribution Date and Loan Group in Aggregate Loan Group I will equal the sum of

(i)	the sum of the applicable Non-PO Percentage of,

(a)	all monthly payments of principal due on each Mortgage Loan in that Loan Group on the related Due Date,

(b)
the principal portion of the purchase price of each Mortgage Loan in that Loan Group that was repurchased by the related seller or another person pursuant to the Pooling and Servicing Agreement as of the Distribution Date,

(c)	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that Loan Group received with respect to the Distribution Date,

(d)
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

(e)
with respect to each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the Mortgage Loan, and

(f)	all partial and full principal prepayments by borrowers on the Mortgage Loans in that Loan Group received during the related Prepayment Period,

(ii)
(A) any Subsequent Recoveries on the Mortgage Loans in that Loan Group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan in that Loan Group which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date, and

(iii)	on the first Distribution Date after the Funding Period, any amounts allocated to that loan a group remaining in the Pre-funding Account and not allocated to the related Class PO Component.

Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount related to each Loan Group in Aggregate Loan Group I, in each case up to the amount of the related Senior Principal Distribution Amount for Aggregate Loan Group I for the Distribution Date, will be distributed as principal of the following classes of Group I Senior Certificates:

Distributions with Respect to Loan Group 1

•	Sequentially:

(1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

(2) to the Class 1-A-4 Certificates, the Group 1 Priority Amount, until its Class Certificate Balance is reduced to zero;

(3) concurrently to the Class 1-A-1 and Class 1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

(4) to the Class 1-A-2 Certificates, until its Class Certificate Balance is reduced to zero; and

(5) to the Class 1-A-4 Certificates, without regard to the Group 1 Priority Amount, until its Class Certificate Balance is reduced to zero.

Distributions with Respect to Loan Group 2

•	Concurrently,

(1) 25.9263484294% in the following order:

(a) in an amount up to $100 on each Distribution Date, to the Class 2-A-1 Certificates, until its Class Certificate Balance is reduced to zero;

(b) in an amount up to $42,000 on each Distribution Date, to the Class 2-A-5 Certificates, until its Class Certificate Balance is reduced to zero;

(c) beginning with the Distribution Date in September 2007, in an amount up to $172,000 on each Distribution Date, sequentially, to the Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

(d) sequentially, to the Class 2-A-1, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

(2) 74.0736515706% in the following order:

(a) in an amount up to $300 on each Distribution Date, to the Class 2-A-6 Certificates, until its Class Certificate Balance is reduced to zero;

(b) in an amount up to $121,000 on each Distribution Date, to the Class 2-A-10 Certificates, until its Class Certificate Balance is reduced to zero;

(c) beginning with the Distribution Date in September 2007, in an amount up to $495,000 on each Distribution Date, sequentially, to the Class 2-A-8 and Class 2-A-9 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

(d) sequentially, to the Class 2-A-6, Class 2-A-8, Class 2-A-9 and Class 2-A-10 Certificates, in that order, until their respective Class Certificate Balance is reduced to zero.

Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date for Aggregate Loan Group I, the Non-PO Formula Principal Amount for Loan Group 1 and Loan Group 2 will be distributed, concurrently, as principal of the related classes of senior certificates (other than the notional amount certificates and the related class of Class PO Component), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

On each Distribution Date, each class of Exchangeable Certificates will be entitled to receive a proportionate share of the Senior Principal Distribution Amount distributed to the related classes of Depositable Certificates that have been deposited.

If on any Distribution Date the allocation to the classes of Group I Senior Certificates (other than the notional amount certificates and the Class PO Certificates) then entitled to distributions of principal would reduce the Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

The capitalized terms used herein shall have the following meanings:

“Group 1 Priority Amount” for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount for Loan Group 1, (B) the Shift Percentage and (C) the Group 1 Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount for Loan Group 1, (B) the Shift Percentage and (C) the Group 1 Priority Percentage.

“Group 1 Priority Percentage” for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class 1-A-4 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in Loan Group 1 as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

“Scheduled Principal Distribution Amount” for any Distribution Date and loan group will equal the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

“Unscheduled Principal Distribution Amount” for any Distribution Date and loan group will equal the sum of (i) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and (iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

“Shift Percentage” for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

“Due Date” means, with respect to a Mortgage Loan, the day of the calendar month on which scheduled payments are due on that Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

•	the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

•	liquidation proceeds received through the end of the prior calendar month and allocable to principal;

•	prepayments of principal received through the last day of the related Prepayment Period; and

•	any Deficient Valuation previously applied to reduce the unpaid principal balance of the Mortgage Loan.

“Deficient Valuation” means for any Mortgage Loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

The “Pool Principal Balance” equals the aggregate Stated Principal Balance of the Mortgage Loans.

The “Loan Group Principal Balance” with respect to any Loan Group equals the aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group.

“Prepayment Period” means for any Distribution Date and related Due Date (a) with respect to the Mortgage Loans directly serviced by Countrywide Servicing, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from February 1, 2007) through the fifteenth day of the following calendar month and (b) with respect to the remaining Mortgage Loans, the calendar month immediately preceding the month in which the Distribution Date occurs.

The “Senior Principal Distribution Amount” for any Distribution Date and Loan Group in Aggregate Loan Group I will equal the sum of

•
the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of “Non-PO Formula Principal Amount” for that Loan Group and Distribution Date,

•	for each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

•	the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the Mortgage Loan, and

•	the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

•	the sum of

•
the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Loan Group and Distribution Date, and

•	the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Loan Group and Distribution Date, and

•
the amount, if any, on deposit in the Pre-funding Account at the end of the Funding Period allocated to Loan Group 1 or Loan Group 2, as applicable, but not allocated to the related Class PO Component.

provided, however, that on any Distribution Date after a Senior Termination Date for Aggregate Loan Group I, the Senior Principal Distribution Amount for the remaining Group I Senior Certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in Aggregate Loan Group I, as opposed to the Mortgage Loans in the related Loan Group.

If on any Distribution Date the allocation to the class or classes of Group I Senior Certificates (other than the related Class PO Component) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

The “Senior Percentage” of a senior certificate group related to Aggregate Loan Group I and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the related Class PO Component) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in the related Loan Group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date); provided, however, that on any Distribution Date after a Senior Termination Date for Aggregate Loan Group I, the Senior Percentage of the remaining senior certificate group in Aggregate Loan Group I is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates (other than the related Class PO Component) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of Group I Certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to such Distribution Date. For any Distribution Date on and prior to a Senior Termination Date for Aggregate Loan Group I, the Subordinated Percentage for the portion of the subordinated certificates relating to a Loan Group in Aggregate Loan Group I will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that Loan Group on such Distribution Date. After a Senior Termination Date, the Subordinated Percentage for the Group I Subordinated Certificates will represent the entire interest of the Group I Subordinated Certificates in Aggregate Loan Group I and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

The “Senior Prepayment Percentage” of a senior certificate group related to Aggregate Loan Group I for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Group I Senior Certificates (other than the related Class PO Component) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the Mortgage Loans of the applicable Loan Group in Aggregate Loan Group I evidenced by the Group I Subordinated Certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

The “Subordinated Prepayment Percentage” for a Loan Group in Aggregate Loan Group I as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

The Senior Prepayment Percentage of a senior certificate group related to Aggregate Loan Group I for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

•	for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

•	for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date;

provided, however, that if on any Distribution Date the Senior Percentage of a senior certificate group related to Aggregate Loan Group I exceeds the initial Senior Percentage of such senior certificate group, then the Senior Prepayment Percentage for each senior certificate group related to Aggregate Loan Group I for that Distribution Date will equal 100%.

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any Loan Group in Aggregate Loan Group I will occur unless both of the step down conditions listed below are satisfied with respect to each Loan Group in Aggregate Loan Group I:

•
the outstanding principal balance of all Mortgage Loans in that Loan Group delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for such Loan Group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balances of the Mortgage Loans in that Loan Group or (b) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, does not equal or exceed 50%, and

•	cumulative Realized Losses on the Mortgage Loans in each Loan Group do not exceed:

•
commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for that Loan Group of the aggregate of the applicable Non PO Percentage of the Stated Principal Balances of the Mortgage Loans in that Loan Group, in each case as of the cut-off date or (ii) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the Closing Date (in either case, the “original subordinate principal balance”),

•	commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

•	commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

•	commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

•	commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

The “Senior Termination Date” for a senior certificate group related to Aggregate Loan Group I is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the related Class PO Component) is reduced to zero.

Cross-Collateralization due to Disproportionate Realized Losses in one Loan Group in Aggregate Loan Group I

If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group related to Aggregate Loan Group I, other than the related Class PO Component, after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that Loan Group (any such group, an “Undercollateralized Group”), all amounts otherwise distributable as principal to the Group I Subordinated Certificates (or, following the Senior Credit Support Depletion Date for Aggregate Loan Group I, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that Undercollateralized Group, other than the related Class PO Component, until the aggregate Class Certificate Balance of the senior certificates, other than the related Class PO Component, of the Undercollateralized Group equals the Non-PO Pool Balance for that Loan Group (such distribution, an “Undercollateralization Distribution”). If the senior certificates, other than the related Class PO Component, of a senior certificate group related to Aggregate Loan Group I constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other Loan Group in Aggregate Loan Group I remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the related Class PO Component, of that senior certificate group.

Accordingly, the Group I Subordinated Certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

The “Non-PO Pool Balance” for any Loan Group in Aggregate Loan Group I and Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all Mortgage Loans in the related Loan Group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount Mortgage Loan in that Loan Group.

All distributions described in this “Cross-Collateralization” section will be made in accordance with the priorities set forth under “Distributions on the Certificates — Principal — Senior Principal Distribution Amount” above and “— Subordinated Principal Distribution Amount” below.

There is no cross-collateralization between Aggregate Loan Group I and Aggregate Loan Group II.

Subordinated Principal Distribution Amount. On each Distribution Date and with respect to both Loan Groups in Aggregate Loan Group I, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount for each Loan Group in Aggregate Loan Group I, up to the amount of the Subordinated Principal Distribution Amount for each Loan Group in Aggregate Loan Group I for the Distribution Date, will be distributed as principal of the Group I Subordinated Certificates. Except as provided in the next paragraph, each class of Group I Subordinated Certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from both Loan Groups in Aggregate Loan Group I (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from both Loan Groups in Aggregate Loan Group I for distribution of principal. Distributions of principal of the Group I Subordinated Certificates will be made sequentially to the classes of Group I Subordinated Certificates in the order of their numerical class designations, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of Group I Subordinated Certificates (other than the class of Group I Subordinated Certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any Loan Group in Aggregate Loan Group I will be made to any of those classes (the “Restricted Classes”). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of Group I Subordinated Certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

For any Distribution Date and any class of Group I Subordinated Certificates, the “Applicable Credit Support Percentage” is equal to the sum of the related Class Subordination Percentages of such class and all classes of Group I Subordinated Certificates which have lower distribution priorities than such class.

For any Distribution Date and any class of Group I Subordinated Certificates, the “Original Applicable Credit Support Percentage” is equal to the Applicable Credit Support Percentage for such class on the date of issuance of the certificates.

The “Class Subordination Percentage” with respect to any Distribution Date and each class of Group I Subordinated Certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of Group I Subordinated Certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of Group I Certificates (other than the notional amount certificates) immediately prior to that Distribution Date.

On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

	Beneficial Interest in Aggregate Loan Group I	Initial Credit Enhancement Level	Original Applicable Credit Support Percentage
Group I Senior Certificates	93.25%	6.75%	N/A
Class M	3.35%	3.40%	6.75%
Class B-1	1.25%	2.15%	3.40%
Class B-2	0.80%	1.35%	2.15%
Class B-3	0.55%	0.80%	1.35%
Class B-4	0.45%	0.35%	0.80%
Class B-5	0.35%	0.00%	0.35%

For purposes of calculating the Applicable Credit Support Percentages of the Group I Subordinated Certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of Group I Subordinated Certificates. Within the Class I-B Certificates, the distribution priorities are in numerical order.

The “Subordinated Principal Distribution Amount” for each Loan Group in Aggregate Loan Group I and any Distribution Date will equal

•	the sum of

•
the related Subordinated Percentage for that Loan Group of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Loan Group and that Distribution Date,

•
for each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the Mortgage Loan,

•
the related Subordinated Prepayment Percentage for that Loan Group of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

•	the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Loan Group and Distribution Date,

•	reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the related Distribution Date.

On any Distribution Date after a Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by Loan Group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the Group I Subordinated Certificates for such Distribution Date with respect to all of the Mortgage Loans in Aggregate Loan Group I as opposed to the Mortgage Loans in the related Loan Group.

Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of a Class PO Component will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for the Distribution Date and (y) the product of

•	Available Funds for the related Loan Group remaining after distribution of interest on the senior certificates in the same certificate group, and

•
a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.

If the Class PO Principal Distribution Amount on a Distribution Date for a Class PO Component is calculated as provided in clause (y) above, principal distributions to the related senior certificates (other than the notional amount certificates and the related Class PO Component) will be in an amount equal to the product of Available Funds for that Loan Group remaining after distribution of interest on the related senior certificates and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

The “PO Formula Principal Amount” for any Distribution Date and each of the Class PO Components will equal the sum of

•	the sum of the applicable PO Percentage of

•	all monthly payments of principal due on each Mortgage Loan in the related Loan Group on the related Due Date,

•
the principal portion of the purchase price of each Mortgage Loan in that Loan Group that was repurchased by the related seller or another person pursuant to the Pooling and Servicing Agreement as of the Distribution Date,

•	the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that Loan Group received for the Distribution Date,

•
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

•
for each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the Mortgage Loan, and

•	all partial and full principal prepayments by borrowers on the Mortgage Loans in that Loan Group received during the related Prepayment Period,

•
with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan in the related Loan Group which incurred a Realized Loss on any Mortgage Loan after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date, and

•	the amount, if any, on deposit in the Pre-funding Account at the end of the Funding Period that is allocable to the related Class PO Component.

On the first Distribution Date following the end of the Funding Period, the Class PO Certificates will receive a prepayment in the amount equal to the excess of (x) the PO Sublimit for the related Loan Group over (y) the aggregate of the Class PO Percentage of the Stated Principal Balance of the Supplemental Mortgage Loans included in that Loan Group during the Funding Period. The “PO Sublimit” is a portion of the amount deposited in the Pre-funding Account allocated to each Loan Group on the Closing Date which is equal to $40,759 for Loan Group 1 and $27,100 for Loan Group 2.

Principal - Group II Certificates

Distributions of Principal. On each Distribution Date, the Group II Principal Distribution Amount for such Distribution Date is required to be distributed as follows (with the Principal Remittance Amount being applied first and the Group II Extra Principal Distribution Amount being applied thereafter):

(1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

(A)  to the Class 3-A-R Certificates, until its Class Certificate Balance is reduced to zero;

(B) concurrently, to the Class 3-A-4 and Class 3-A-5 Certificates, the Group 3 Priority Amount, pro rata, until their respective Class Certificate Balances are reduced to zero;

(C) in an amount up to $1,000 on each Distribution Date, to the Class 3-A-1 Certificates, until its Class Certificate Balance is reduced to zero;

(D) in an amount equal to the product of (i) 0.75% and (ii) the initial Class Certificate Balance of the Class 3-A-2 Certificates on each Distribution Date, sequentially, to the Class 3-A-2 Insurer, any remaining monthly Class 3-A-2 Premium and any remaining Reimbursement Amount, in each case that has not been paid from Group II interest Funds for the Distribution Date, and then to the Class 3-A-2 Certificates, until its Class Certificate Balance is reduced to zero;

(E) to the Class 3-A-1 Certificates, until its Class Certificate Balance is reduced to zero;

(F) sequentially, to the Class 3-A-2 Insurer, any remaining monthly Class 3-A-2 Premium and any remaining Reimbursement Amount, in each case that has not been paid from Group II Interest Funds for the Distribution Date, and then to the Class 3-A-2 Certificates, until its Class Certificate Balance is reduced to zero;

(G) to the Class 3-A-3 Certificates, until its Class Certificate Balance is reduced to zero;

(H) concurrently, to the Class 3-A-4 and Class 3-A-5 Certificates, without regard to the Group 3 Priority Amount, pro rata, until their respective Class Certificate Balances are reduced to zero;

(I) to the Class 3-A-2 Insurer, any remaining monthly Class 3-A-2 Premium and any remaining Reimbursement Amount, in each case that has not been paid from Group II Interest Funds for the Distribution Date;

(J) sequentially, to the Class 3-M-1, Class 3-M-2, Class 3-M-3 and Class 3-B Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

(K) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, sequentially:

(A) in an amount up to the Senior Principal Distribution Amount, sequentially:

(i) concurrently, to the Class 3-A-4 and Class 3-A-5 Certificates, the Group 3 Priority Amount, pro rata, until their respective Class Certificate Balances are reduced to zero;

(ii) in an amount up to $1,000 on each Distribution Date, to the Class 3-A-1 Certificates, until its Class Certificate Balance is reduced to zero;

(iii) in an amount equal to the product of (i) 0.75% and (ii) the initial Class Certificate Balance of the Class 3-A-2 Certificates on each Distribution Date, sequentially, to the Class 3-A-2 Insurer, any remaining monthly Class 3-A-2 Premium and any remaining Reimbursement Amount, in each case that has not been paid from Group II interest Funds for the Distribution Date, and then to the Class 3-A-2 Certificates, until its Class Certificate Balance is reduced to zero;

(iv) to the Class 3-A-1 Certificates, until its Class Certificate Balance is reduced to zero;

(v) sequentially, to the Class 3-A-2 Insurer, any remaining monthly Class 3-A-2 Premium and any remaining Reimbursement Amount, in each case that has not been paid from Group II Interest Funds for the Distribution Date, and then to the Class 3-A-2 Certificates, until its Class Certificate Balance is reduced to zero;

(vi) to the Class 3-A-3 Certificates, until its Class Certificate Balance is reduced to zero;

(vii) concurrently, to the Class 3-A-4 and Class 3-A-5 Certificates, without regard to the Group 3 Priority Amount, pro rata, until their respective Class Certificate Balances are reduced to zero; and

(viii) to the Class 3-A-2 Insurer, any remaining monthly Class 3-A-2 Premium and any remaining Reimbursement Amount, in each case that has not been paid from Group II Interest Funds for the Distribution Date;

(B) sequentially, to the Class 3-M-1, Class 3-M-2, Class 3-M-3 and Class 3-B Certificates, in that order, the Subordinated Class Principal Distribution Target Amount for each such class, in each case until its Class Certificate Balance is reduced to zero; and

(C) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

Definitions Related to Principal Distributions to the Group II Certificates.

“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

•	the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

•	liquidation proceeds received through the end of the prior calendar month and allocable to principal;

•	prepayments of principal received through the last day of the related Prepayment Period; and

•	any Deficient Valuation previously applied to reduce the unpaid principal balance of the Mortgage Loan.

“Deficient Valuation” means for any Mortgage Loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

The “Pool Principal Balance” equals the aggregate Stated Principal Balance of the Mortgage Loans.

The “Loan Group Principal Balance” with respect to any Loan Group equals the aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group.

“Prepayment Period” means for any Distribution Date and related Due Date (a) with respect to the Mortgage Loans directly serviced by Countrywide Servicing, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from February 1, 2007) through the fifteenth day of the following calendar month and (b) with respect to the remaining Mortgage Loans, the calendar month immediately preceding the month in which the Distribution Date occurs.

The “Group II Principal Distribution Amount” with respect to each Distribution Date is the sum of:

(1) the Principal Remittance Amount for such Distribution Date, and

(2) the Extra Principal Distribution Amount for such Distribution Date,

minus

(3) the Overcollateralization Reduction Amount for such Distribution Date.

The “Senior Principal Distribution Amount” for any Distribution Date, will equal the excess of:

(1) the aggregate Class Certificate Balance of the Group II Senior Certificates immediately prior to such Distribution Date, over

(2) the lesser of (i) 83.40% of the aggregate Stated Principal Balance of the Mortgage Loans in Aggregate Loan Group II as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Aggregate Loan Group II as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor.

The “Subordinated Class Principal Distribution Target Amount” for any class of Group II Subordinated Certificates and Distribution Date will equal the excess of:

(1) the sum of: (a) the aggregate Class Certificate Balance of the Group II Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Target Amount for such Distribution Date), (b) the aggregate Class Certificate Balance of any class(es) of Group II Subordinated Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinated Class Principal Distribution Target Amount(s) for such more senior class(es) of certificates for such Distribution Date), and (c) the Class Certificate Balance of the subject class of Group II Subordinated Certificates immediately prior to such Distribution Date over

(2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Aggregate Loan Group II for such Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans in Aggregate Loan Group II for such Distribution Date minus the OC Floor;

provided, however, that if such class of Group II Subordinated Certificates is the only class of Group II Subordinated Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Group II Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

The “Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Group II Subordinated Certificates will approximately equal the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class 3-M-1	6.150%	12.300%
Class 3-M-2	4.700%	9.400%
Class 3-M-3	2.400%	4.800%
Class 3-B	1.550%	3.100%

The Initial Target Subordination Percentages will not be used to calculate distributions on the Group II Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Group II Subordinated Certificates and the Overcollateralized Amount. The Initial Target Subordination Percentage for any class of certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Class Certificate Balance of any class(es) of certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Aggregate Loan Group II as of the initial cut-off date and the Pre-funded Amount with respect to Loan Group 3.

“Group 3 Priority Amount” for any Distribution Date, is the product of (a) the Lockout Percentage, (b) a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 3-A-4 and Class 3-A-5 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Class Certificate Balance of the Group II Senior Certificates immediately prior to such Distribution Date and (c) the principal to be distributed to the Group II Senior Certificates.

“Lockout Percentage” for any Distribution Date is the percentage listed below for such Distribution Date.

Distribution Date	Lockout Percentage
March 2007 - February 2010	0%
March 2010 - February 2012	45%
March 2012 - February 2013	80%
March 2013 - February 2014	100%
March 2014 and thereafter	300%

“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

“Extra Principal Distribution Amount” with respect to any Distribution Date is the lesser of (1) the Overcollateralization Deficiency Amount and (2) the Excess Cashflow available for payment thereof in the priority set forth in this free writing prospectus.

“OC Floor” means (i) prior to the Distribution Date in March 2027, an amount equal to the product of (a) 0.50% and (b) the sum of (1) the aggregate Stated Principal Balance of the Mortgage Loans in Aggregate Loan Group II as of the initial cut-off date and (2) the Pre-funded Amount with respect to Loan Group 3 and (ii) on any Distribution Date on or after the Distribution Date in March 2027, the greater of (a) the amount calculated in clause (i) and (b) the sum of (x) the aggregate Stated Principal Balance of the 40-Year Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) 0.10% of the sum of (1) the aggregate Stated Principal Balance of the Mortgage Loans in Aggregate Loan Group II as of the initial cut-off date and (2) the Pre-funded Amount with respect to Loan Group 3.

“Overcollateralization Deficiency Amount,” with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount on such Distribution Date).

“Overcollateralization Target Amount” means with respect to any Distribution Date (i) prior to the Stepdown Date, an amount equal to the product of (1) 1.55% and (2) the sum of (a) the aggregate Stated Principal Balance of the Mortgage Loans in Aggregate Loan Group II as of the initial cut-off date and (b) the Pre-funded Amount with respect to Loan Group 3 and (ii) on or after the Stepdown Date, an amount equal to the greater of (a) the product of (1) 3.10% and (2) the aggregate Stated Principal Balance of the Mortgage Loans in Aggregate Loan Group II as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) and (b) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

“Overcollateralized Amount” for any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans in Aggregate Loan Group II as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period) exceeds (y) the aggregate Class Certificate Balance of the Group II Certificates (after giving effect to distributions of the Principal Remittance Amount to be made on such Distribution Date).

“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for such Distribution Date and (ii) the Principal Remittance Amount for such Distribution Date.

“Stepdown Date” is the earlier to occur of:

(1) the Distribution Date immediately following the Distribution Date on which the aggregate Class Certificate Balance of the Group II Senior Certificates is reduced to zero, and

(2) the later to occur of (x) the Distribution Date in March 2010 and (y) the first Distribution Date on which the aggregate Class Certificate Balance of the Group II Senior Certificates is less than or equal to 83.40% of the aggregate Stated Principal Balance of the Mortgage Loans in Aggregate Loan Group II as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments, the principal portion of liquidation proceeds and any Subsequent Recoveries received in the Prepayment Period related to that prior Due Date).

A “Trigger Event” is in effect with respect to a Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

A “Delinquency Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans in Aggregate Loan Group II equals or exceeds the product of (x) the Senior Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Group II Certificates.

Class	Percentage
Group II Senior Certificates	42.20%
3-M-1	56.95%
3-M-2	74.52%
3-M-3	145.94%
3-B	225.97%

The “Senior Enhancement Percentage” with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

(1) the numerator of which is the excess of:

(a) the aggregate Stated Principal Balance of the Mortgage Loans in Aggregate Loan Group II for the preceding Distribution Date over;

(b) (i) before the aggregate Class Certificate Balance of the Group II Senior Certificates has been reduced to zero, the sum of the Class Certificate Balances of the Group II Senior Certificates, or (ii) after such time, the Class Certificate Balance of the most senior class of Group II Subordinated Certificates outstanding, as of the preceding Master Servicer Advance Date; and

(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Aggregate Loan Group II for the preceding Distribution Date.

A “Cumulative Loss Trigger Event” with respect to a Distribution Date on or after the Stepdown Date occurs if the aggregate amount of Realized Losses on the Mortgage Loans in Aggregate Loan Group II from (and including) the cut-off date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Mortgage Loans in Aggregate Loan Group II as of the Cut-off Date, as set forth below

Distribution Date	Percentage

March 2009 - February 2010	0.35% with respect to March 2009, plus an additional 1/12th of 0.45% for each month thereafter through February 2010
March 2010 - February 2011	0.80% with respect to March 2010, plus an additional 1/12th of 0.65% for each month thereafter through February 2011
March 2011 - February 2012	1.45% with respect to March 2011, plus an additional 1/12th of 0.60% for each month thereafter through February 2012
March 2012 - February 2013	2.05% with respect to March 2012, plus an additional 1/12th of 0.35% for each month thereafter through February 2013
March 2013 - February 2014	2.40% with respect to March 2013, plus an additional 1/12th of 0.05% for each month thereafter through February 2014
March 2014 and thereafter	2.45%

“Unpaid Realized Loss Amount” means for any class of Group II Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates (in the case of the Class 3-A-2 Certificates, as reduced by any payment made by the Class 3-A-2 Insurer in respect of principal of that class under the Class 3-A-2 Policy) minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.

The “Rolling Sixty-Day Delinquency Rate,” with respect to any Distribution Date on or after the Stepdown Date, is the average of the Sixty-Day Delinquency Rates for such Distribution Date and the two immediately preceding Distribution Dates.

The “Sixty-Day Delinquency Rate,” with respect to any Distribution Date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans in Aggregate Loan Group II 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Mortgage Loans in Aggregate Loan Group II as of the related Due Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

A “Realized Loss” with respect to a Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

“Subsequent Recoveries” are unexpected recoveries received after the determination by the Master Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Master Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Residual Certificates

The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the Pooling and Servicing Agreement and any Available Funds for any Loan Group in Aggregate Loan Group I remaining after payment of interest on and principal of the Group I Senior Certificates and Class PO Deferred Amounts on the related Class PO Component and interest on and principal of the Group I Subordinated Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

The Class 3-A-R Certificates do not bear interest. The Class 3-A-R Certificates will remain outstanding for so long as the issuing entity will exist. On each Distribution Date the holders of the Class 3-A-R Certificates will be entitled to receive certain distributions as provided in the Pooling and Servicing Agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Class 3-A-R Certificates.

Overcollateralization Provisions With Respect To Aggregate Loan Group II

The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans in Aggregate Loan Group II is generally expected to be higher than the weighted average of the Pass-Through Rates on the Group II Certificates. As a result, interest collections on the Mortgage Loans in Aggregate Loan Group II are expected to be generated in excess of the amount of interest payable to the holders of the Group II Certificates (including the premium due to the Class 3-A-2 Insurer) and the related fees and expenses payable by the issuing entity with respect to Aggregate Loan Group II. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of Group II Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amount remaining as set forth in clause (3) under “—Interest - Group II Certificates” above which is the amount remaining after the distribution of interest to the holders of the Group II Certificates for such Distribution Date, (ii) the amount remaining as set forth in clauses (1)(K) or (2)(C), as applicable, under “—Principal - Group II Certificates” above which is the amount remaining after the distribution of principal to the holders of the Group II Certificates for such Distribution Date and (iii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

With respect to any Distribution Date, any Excess Cashflow will be distributed in the following order of priority, in each case to the extent of the remaining Excess Cashflow:

1. to the classes of Group II Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount, payable to such classes of certificates as part of the Group II Principal Distribution Amount as described under “—Principal - Group II Certificates” above;

2. concurrently, to each class of Group II Senior Certificates and to the Class 3-A-2 Insurer, pro rata pro rata based on their Unpaid Realized Loss Amounts (in the case of the Group II Senior Certificates) and any unpaid Reimbursement Amount (in the case of the Class 3-A-2 Insurer), in each case in an amount equal to the Unpaid Realized Loss Amount for the class or the unpaid Reimbursement Amount, as the case may be;

3. sequentially, to the Class 3-M-1, Class 3-M-2, Class 3-M-3 and Class 3-B Certificates, in that order, in each case first in an amount equal to any Interest Carry Forward Amount for such class and then in an amount equal to the Unpaid Realized Loss Amount for such class;

4. concurrently, to the classes of Group II Certificates, in an amount up to their pro rata share based on their respective Class Certificate Balances, to the extent needed to pay any unpaid Net Rate Carryover for each such class; and then any Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on Class Certificate Balances of the certificates will be distributed, concurrently to each class of Group II Certificates with respect to which there remains any unpaid Net Rate Carryover, pro rata, based on the amount of such unpaid Net Rate Carryover; and

5. to the Class 3-C and Class 3-A-R Certificates in each case in the amounts specified in the Pooling and Servicing Agreement.

Allocation of Losses

General. In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

Aggregate Loan Group I. On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount Mortgage Loan in a Loan Group in Aggregate Loan Group I will be allocated to the related Class PO Component until the component balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related Class PO Component on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of both the Loan Groups in Aggregate Loan Group I for the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the related Class PO Component before distributions of principal of the Group I Subordinated Certificates. Any distribution of Available Funds from a Loan Group in Aggregate Loan Group I in respect of unpaid Class PO Deferred Amounts will not further reduce the component balance of the related Class PO Component. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of Group I Subordinated Certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date related to Aggregate Loan Group I, no new Class PO Deferred Amounts will be created.

On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the Mortgage Loans in a Loan Group in Aggregate Loan Group I will be allocated:

•
first to the Group I Subordinated Certificates, in the reverse order of their priority of distribution (beginning with the class of Group I Subordinated Certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

•
second, to the senior certificates of the related senior certificate group (other than the related Class PO Component and the notional amount certificates), pro rata, based upon their respective Class Certificate Balances, until their Class Certificate Balances are reduced to zero, except that the Non-PO Percentage of any Realized Losses on the Mortgage Loans in Loan Group 1 that would otherwise be allocated to the Class 1-A-1 Certificates will instead be allocated the Class 1-A-3 Certificates, until the Class Certificate Balance of the Class 1-A-3 Certificates is reduced to zero.

On any Distribution Date following the Senior Credit Support Depletion Date related to Aggregate Loan Group I, the Class Certificate Balance of each class of Exchangeable Certificates will be reduced by a proportionate share of the amount of Realized Losses allocated on that Distribution Date to the related classes of Depositable Certificates that have been deposited and will be increased by a proportionate share of the amount of Subsequent Recoveries allocated on that Distribution Date to the related classes of Depositable Certificates that have been deposited.

For purposes of allocating losses on the Mortgage Loans in any Loan Group in Aggregate Loan Group I to the Group I Subordinated Certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of Group I Subordinated Certificates. Within the Class I-B Certificates, the distribution priorities are in numerical order.

The Senior Credit Support Depletion Date related to Aggregate Loan Group I is the date on which the Class Certificate Balance of each class of Group I Subordinated Certificates has been reduced to zero.

Because principal distributions are paid to some classes of Group I Certificates (other than the Class PO Certificates and the notional amount certificates) before other classes of Group I Certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

Aggregate Loan Group II. If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the Group II Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Aggregate Loan Group II, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class 3-B, Class 3-M-3, Class 3-M-2 and Class 3-M-1 Certificates, in that order, in each case until the Class Certificate Balance of such class has been reduced to zero. After the aggregate Class Certificate Balance of the Group II Subordinated Certificates has been reduced to zero, if any amount of such excess remains, such remaining amount will be applied to reduce the Class Certificate Balance of each class of Group II Senior Certificates, on a pro rata basis according to their respective Class Certificate Balances, until the Class Certificate Balances of such classes have been reduced to zero, except that any amounts that otherwise would be allocated to the Class 3-A-4 Certificates will instead be allocated to the Class 3-A-5 Certificates, until its Class Certificate Balance is reduced to zero. Any Realized Losses that would otherwise be allocated to the Class 3-A-2 Certificates will be covered by, and result in a draw on, the Class 3-A-2 Policy. Any such reduction described in this paragraph is an “Applied Realized Loss Amount.”

Interest on any class of Group II Certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of Class Certificate Balance above.

Annex A

The Mortgage Pool

The following information sets forth certain characteristics of the mortgage loans in each Loan Group as of the cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated in each case by aggregate Stated Principal Balance of the mortgage loans in each Loan Group as of the cut-off date. Due to rounding, the sum in any column of the following tables may not equal the indicated value. In addition, the Weighted Average FICO Credit Score column in the following tables has been calculated without regard to any mortgage loans where a FICO score is not available.

Loan Group 1

Mortgage Rates(1)

Range of Mortgage Rates (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
4.501 - 5.000	1	$201,681	0.11%	201,681	4.990	321	754	98.45
5.501 - 6.000	20	10,427,551	5.69	521,378	5.957	357	697	59.18
6.001 - 6.500	206	133,840,081	73.01	649,709	6.348	358	692	71.36
6.501 - 7.000	63	37,318,703	20.36	592,360	6.690	358	694	61.23
7.001 - 7.500	4	866,102	0.47	216,525	7.321	355	707	77.05
7.501 - 8.000	2	530,262	0.29	265,131	7.853	259	563	79.82
8.001 - 8.500	1	139,730	0.08	139,730	8.250	357	618	59.00
Total	297	$183,324,109	100.00%
_________
(1)
The lender acquired mortgage insurance Initial Mortgage Loans in Loan Group 1 are shown in the preceding table at the mortgage rates inclusive of the interest premium charge by the related lenders. As of the Initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in Loan Group 1 (net of such premiums) was approximately 6.403% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in Loan Group 1 was approximately 6.404% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
$50,000.01 - $100,000.00	3	$273,418	0.15%	91,139	6.372	358	705	66.36
$100,000.01 - $150,000.00	14	1,850,975	1.01	132,213	6.814	356	694	64.76
$150,000.01 - $200,000.00	11	1,918,854	1.05	174,441	6.480	357	686	67.51
$200,000.01 - $250,000.00	15	3,481,219	1.90	232,081	6.597	355	684	72.85
$250,000.01 - $300,000.00	10	2,814,229	1.54	281,423	6.554	358	691	62.51
$300,000.01 - $350,000.00	9	2,902,933	1.58	322,548	6.367	359	705	70.55
$350,000.01 - $400,000.00	4	1,537,500	0.84	384,375	6.436	358	696	71.94
$400,000.01 - $450,000.00	35	15,271,495	8.33	436,328	6.389	354	675	68.69
$450,000.01 - $500,000.00	35	16,637,278	9.08	475,351	6.343	359	701	73.66
$500,000.01 - $550,000.00	36	18,742,026	10.22	520,612	6.378	359	690	72.07
$550,000.01 - $600,000.00	22	12,778,831	6.97	580,856	6.383	359	710	69.72
$600,000.01 - $650,000.00	17	10,736,578	5.86	631,563	6.354	359	683	73.20
$650,000.01 - $700,000.00	12	8,193,453	4.47	682,788	6.322	359	737	64.30
$700,000.01 - $750,000.00	11	7,950,560	4.34	722,778	6.373	359	696	74.37
$750,000.01 - $1,000,000.00	33	29,029,141	15.83	879,671	6.428	353	703	68.21
$1,000,000.01 - $1,500,000.00	20	25,431,841	13.87	1,271,592	6.469	359	677	64.24
$1,500,000.01 - $2,000,000.00	6	11,088,960	6.05	1,848,160	6.270	359	682	68.28
$2,000,000.01 and Above	4	12,684,819	6.92	3,171,205	6.460	358	683	61.98
Total	297	$183,324,109	100.00%
__________
(1)	As of the Initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in Loan Group 1 was approximately $617,253.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
541 - 560	1	$411,303	0.22%	411,303	7.810	231	548	79.77
581 - 600	1	550,000	0.30	550,000	6.375	360	600	68.75
601 - 620	9	4,794,668	2.62	532,741	6.561	359	614	71.46
621 - 640	40	19,463,936	10.62	486,598	6.350	359	631	68.87
641 - 660	47	27,653,967	15.08	588,382	6.367	359	650	68.82
661 - 680	31	24,799,291	13.53	799,977	6.513	359	671	64.65
681 - 700	56	44,749,245	24.41	799,094	6.417	359	690	66.22
701 - 720	34	17,910,165	9.77	526,770	6.379	357	710	78.20
721 - 740	16	10,575,882	5.77	660,993	6.388	345	731	68.39
741 - 760	19	9,109,227	4.97	479,433	6.432	357	752	69.32
761 - 780	12	5,577,738	3.04	464,811	6.297	359	774	74.75
781 - 800	24	14,514,503	7.92	604,771	6.308	359	789	66.60
801 - 820	7	3,214,185	1.75	459,169	6.372	358	810	70.78
Total	297	$183,324,109	100.00%

_________
(1)	As of the Initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in Loan Group 1 was approximately 693.

Documentation Program for Initial Mortgage Loans(1)

Type of Program	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Reduced	126	$81,026,505	44.20%	643,068	6.415	357	705	66.87
Full/Alternative	110	71,647,272	39.08	651,339	6.388	358	658	71.87
Stated Income/Stated Asset	23	10,119,205	5.52	439,965	6.411	358	736	69.65
No Income/No Asset	12	5,996,276	3.27	499,690	6.536	358	735	52.20
Preferred	11	7,817,243	4.26	710,658	6.328	359	776	71.60
No Ratio	10	4,842,149	2.64	484,215	6.447	358	707	62.51
Full-DU	4	1,399,999	0.76	350,000	6.301	359	746	77.05
Streamline	1	475,461	0.26	475,461	6.250	358	698	71.65
Total	297	$183,324,109	100.00%

_________
(1)	Fannie Mae Desktop Underwriter is an automated underwriting system (AUS).

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50.00	32	$19,261,196	10.51%	601,912	6.432	358	688	42.91
50.01 - 55.00	14	7,100,445	3.87	507,175	6.416	359	714	52.30
55.01 - 60.00	20	12,311,868	6.72	615,593	6.528	359	701	58.20
60.01 - 65.00	29	26,580,428	14.50	916,566	6.410	358	684	63.09
65.01 - 70.00	41	27,101,845	14.78	661,021	6.425	359	678	68.69
70.01 - 75.00	37	21,400,447	11.67	578,390	6.387	359	690	73.55
75.01 - 80.00	111	64,101,472	34.97	577,491	6.367	356	703	79.19
80.01 - 85.00	2	1,074,958	0.59	537,479	6.321	359	639	83.41
85.01 - 90.00	9	4,023,196	2.19	447,022	6.457	354	658	89.66
95.01 - 100.00	2	368,254	0.20	184,127	5.843	335	715	98.77
Total	297	$183,324,109	100.00%
_________
(1)	As of the Initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in Loan Group 1 was approximately 68.68%.
(2)	Does not take into account any secondary financing on the Initial Mortgage Loans in Loan Group 1 that may exist at the time of origination.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50.00	30	$17,322,237	9.45%	577,408	6.389	358	689	42.43
50.01 - 55.00	13	6,962,084	3.80	535,545	6.409	359	714	52.28
55.01 - 60.00	20	12,311,868	6.72	615,593	6.528	359	701	58.20
60.01 - 65.00	26	22,013,344	12.01	846,667	6.399	358	679	62.35
65.01 - 70.00	39	24,996,721	13.64	640,942	6.449	359	677	67.50
70.01 - 75.00	35	21,708,145	11.84	620,233	6.413	359	682	72.34
75.01 - 80.00	63	40,967,306	22.35	650,275	6.323	355	701	77.27
80.01 - 85.00	5	2,866,165	1.56	573,233	6.204	359	657	81.00
85.01 - 90.00	28	16,350,028	8.92	583,930	6.435	357	703	80.87
90.01 - 95.00	7	3,999,812	2.18	571,402	6.524	358	685	78.72
95.01 - 100.00	31	13,826,401	7.54	446,013	6.437	354	716	80.21
Total	297	$183,324,109	100.00%
_________
(1)	As of the Initial cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Initial Mortgage Loans in Loan Group 1 was approximately 72.00%.
(2)	Takes into account any secondary financing on the Initial Mortgage Loans in Loan Group 1 that may exist at the time of origination.

Geographic Distribution of Mortgaged Properties(1)

State	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alabama	1	$413,897	0.23%	413,897	5.750	317	706	90.00
Arizona	14	5,915,166	3.23	422,512	6.530	358	676	69.48
Arkansas	1	149,347	0.08	149,347	7.500	351	710	80.00
California	119	82,080,680	44.77	689,754	6.349	359	701	68.68
Colorado	7	3,885,376	2.12	555,054	6.469	358	695	67.70
Connecticut	3	2,571,045	1.40	857,015	6.532	358	642	56.21
Delaware	1	465,358	0.25	465,358	6.250	359	644	84.69
Florida	23	12,534,575	6.84	544,982	6.526	359	690	64.74
Georgia	7	3,465,284	1.89	495,041	6.659	358	683	65.40
Hawaii	2	863,784	0.47	431,892	6.500	359	673	74.12
Idaho	2	442,492	0.24	221,246	6.981	358	714	67.74
Illinois	7	5,705,044	3.11	815,006	6.403	359	693	68.79
Iowa	1	143,733	0.08	143,733	6.375	358	748	80.00
Louisiana	2	352,236	0.19	176,118	6.417	358	668	76.08
Maryland	9	5,088,724	2.78	565,414	6.316	359	674	71.92
Massachusetts	7	3,396,424	1.85	485,203	6.312	359	700	55.94
Michigan	6	5,643,592	3.08	940,599	6.524	358	671	67.01
Minnesota	3	1,541,542	0.84	513,847	6.263	359	634	77.07
Missouri	2	1,521,626	0.83	760,813	6.300	359	751	79.88
Nevada	4	2,322,187	1.27	580,547	6.469	359	690	71.71
New Hampshire	2	457,418	0.25	228,709	6.893	358	675	79.93
New Jersey	8	3,409,773	1.86	426,222	6.420	357	649	68.88
New Mexico	1	138,267	0.08	138,267	6.875	358	682	74.46
New York	13	9,447,394	5.15	726,723	6.416	353	705	60.56
North Carolina	5	3,317,356	1.81	663,471	6.519	358	665	71.92
Ohio	1	232,000	0.13	232,000	6.750	359	642	80.00
Oregon	3	1,742,713	0.95	580,904	6.535	271	709	79.67
Pennsylvania	3	1,395,203	0.76	465,068	6.580	359	694	70.10
Rhode Island	2	646,625	0.35	323,312	6.125	359	656	47.77
South Carolina	4	1,485,362	0.81	371,341	6.456	358	655	74.19
Tennessee	3	1,809,842	0.99	603,281	6.478	358	705	73.10
Texas	2	2,697,665	1.47	1,348,833	6.500	359	688	73.41
Utah	3	1,194,021	0.65	398,007	6.424	359	627	78.86
Virginia	9	5,310,599	2.90	590,067	6.425	359	708	73.77
Washington	11	5,498,704	3.00	499,882	6.335	358	708	78.64
Wisconsin	4	4,201,556	2.29	1,050,389	6.276	359	666	70.70
Wyoming	2	1,837,500	1.00	918,750	6.441	358	699	58.20
Total	297	$183,324,109	100.00%
_________
(1)	As of the Initial cut-off date, no more than approximately 2.64% of the Initial Mortgage Loans in Loan Group 1 were secured by mortgaged properties located in any one postal zip code area.

Purpose of Initial Mortgage Loans

Loan Purpose	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Refinance (cash-out)	129	$77,332,109	42.18%	599,474	6.407	359	676	63.56
Purchase	94	54,224,646	29.58	576,858	6.384	355	723	75.38
Refinance (rate/term)	74	51,767,355	28.24	699,559	6.421	358	685	69.29
Total	297	$183,324,109	100.00%

Types of Mortgaged Properties

Property Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	187	$112,792,614	61.53%	603,169	6.425	358	682	68.07
Planned Unit Development	73	48,024,288	26.20	657,867	6.407	355	696	70.12
2-4 Family Residence	11	5,404,229	2.95	491,294	6.146	358	701	58.14
High-rise Condominium	20	14,372,693	7.84	718,635	6.344	359	763	71.32
Condominium	6	2,730,285	1.49	455,047	6.356	358	693	75.08
Total	297	$183,324,109	100.00%

Occupancy Types(1)

Occupancy Types	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Owner Occupied	264	$167,431,472	91.33%	634,210	6.403	357	691	69.08
Secondary Residence	11	8,949,447	4.88	813,586	6.415	359	713	64.23
Investment Property	22	6,943,190	3.79	315,600	6.429	358	713	64.74
Total	297	$183,324,109	100.00%
__________
(1) Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
360	37	$25,565,544	13.95%	690,961	6.276	360	699	69.08
359	152	101,862,526	55.56	670,148	6.392	359	692	70.56
358	59	29,905,190	16.31	506,868	6.508	358	684	66.06
357	30	19,583,044	10.68	652,768	6.443	357	699	61.07
356	6	2,615,478	1.43	435,913	6.412	356	711	61.87
355	2	364,452	0.20	182,226	6.668	355	699	64.17
353	1	166,573	0.09	166,573	6.875	353	668	99.16
352	2	426,305	0.23	213,152	6.925	352	675	64.34
351	3	876,239	0.48	292,080	6.921	351	714	80.00
336	1	113,932	0.06	113,932	5.875	336	801	90.00
321	1	201,681	0.11	201,681	4.990	321	754	98.45
317	1	413,897	0.23	413,897	5.750	317	706	90.00
231	1	411,303	0.22	411,303	7.810	231	548	79.77
173	1	817,944	0.45	817,944	6.250	173	724	80.00
Total	297	$183,324,109	100.00%
____________
(1)	As of the Initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in Loan Group 1 was approximately 357 months.

Interest-Only Periods at Origination

Interest Only Period (months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
None	184	$111,713,813	60.94%	607,140	6.360	357	689	68.97
60	3	1,356,000	0.74	452,000	6.402	359	728	79.49
120	110	70,254,296	38.32	638,675	6.474	358	697	68.01
Total	297	$183,324,109	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
None	264	$167,114,949	91.16%	633,011	6.401	358	692	69.17
12	5	2,511,002	1.37	502,200	6.731	338	653	55.86
36	23	11,131,052	6.07	483,959	6.363	359	712	62.78
60	5	2,567,107	1.40	513,421	6.509	359	711	74.48
Total	297	$183,324,109	100.00%

Loan Group 2

Mortgage Rates(1)

Range of Mortgage Rates (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
6.001 - 6.500	50	$20,374,201	10.83%	407,484	6.445	358	702	78.11
6.501 - 7.000	182	96,381,212	51.23	529,567	6.797	358	692	72.60
7.001 - 7.500	109	42,305,273	22.49	388,122	7.354	358	680	75.43
7.501 - 8.000	50	15,139,318	8.05	302,786	7.776	357	684	73.96
8.001 - 8.500	47	12,316,895	6.55	262,062	8.270	358	694	76.07
8.501 - 9.000	10	1,602,779	0.85	160,278	8.734	358	635	79.01
Total	448	$188,119,677	100.00%
_________
(1)
The lender acquired mortgage insurance Initial Mortgage Loans in Loan Group 2 are shown in the preceding table at the mortgage rates inclusive of the interest premium charge by the related lenders. As of the Initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in Loan Group 2 (net of such premiums) was approximately 7.070% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in Loan Group 2 was approximately 7.076% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
$0.01 - $50,000.00	10	$419,499	0.22%	41,950	7.848	358	689	76.70
$50,000.01 - $100,000.00	34	2,377,558	1.26	69,928	7.802	357	702	71.96
$100,000.01 - $150,000.00	32	4,126,579	2.19	128,956	7.278	353	699	75.58
$150,000.01 - $200,000.00	48	8,514,307	4.53	177,381	7.400	357	689	73.89
$200,000.01 - $250,000.00	51	11,330,709	6.02	222,171	7.303	358	685	77.18
$250,000.01 - $300,000.00	41	11,324,282	6.02	276,202	7.209	358	701	75.47
$300,000.01 - $350,000.00	12	3,921,308	2.08	326,776	7.494	358	702	82.05
$350,000.01 - $400,000.00	20	7,455,471	3.96	372,774	6.768	358	698	75.78
$400,000.01 - $450,000.00	24	10,433,348	5.55	434,723	6.993	358	683	73.56
$450,000.01 - $500,000.00	41	19,595,975	10.42	477,951	7.049	358	687	75.50
$500,000.01 - $550,000.00	28	14,762,570	7.85	527,235	6.955	358	694	72.16
$550,000.01 - $600,000.00	23	13,172,132	7.00	572,701	6.863	358	682	75.81
$600,000.01 - $650,000.00	18	11,461,194	6.09	636,733	7.022	358	693	73.47
$650,000.01 - $700,000.00	7	4,775,458	2.54	682,208	6.962	358	683	79.29
$700,000.01 - $750,000.00	10	7,344,306	3.90	734,431	7.014	358	709	70.42
$750,000.01 - $1,000,000.00	29	25,729,809	13.68	887,235	7.208	358	684	76.55
$1,000,000.01 - $1,500,000.00	14	19,297,432	10.26	1,378,388	6.871	358	686	69.19
$1,500,000.01 - $2,000,000.00	4	7,045,016	3.74	1,761,254	7.099	358	680	70.64
$2,000,000.01 and Above	2	5,032,724	2.68	2,516,362	6.875	358	686	70.00
Total	448	$188,119,677	100.00%
__________
(1)	As of the Initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in Loan Group 2 was approximately $419,910.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
581 - 600	4	$443,762	0.24%	110,940	8.218	356	599	72.04
601 - 620	15	4,937,772	2.62	329,185	7.496	358	615	61.64
621 - 640	46	22,032,594	11.71	478,969	7.075	358	630	72.29
641 - 660	54	23,307,771	12.39	431,625	7.281	358	650	75.43
661 - 680	77	31,979,724	17.00	415,321	7.058	358	671	74.77
681 - 700	73	37,754,754	20.07	517,188	7.029	358	690	75.28
701 - 720	60	26,142,021	13.90	435,700	6.926	358	710	77.24
721 - 740	48	16,493,131	8.77	343,607	7.010	358	730	76.04
741 - 760	34	9,767,696	5.19	287,285	7.125	357	748	72.46
761 - 780	21	9,469,742	5.03	450,940	6.895	358	774	65.57
781 - 800	13	4,334,981	2.30	333,460	7.413	358	788	74.80
801 - 820	3	1,455,730	0.77	485,243	6.949	359	808	80.00
Total	448	$188,119,677	100.00%

(1)	As of the Initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in Loan Group 2 was approximately 689.

Documentation Program for Initial Mortgage Loans(1)

Type of Program	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Reduced	217	$101,687,905	54.05%	468,608	6.994	358	688	75.48
Full/Alternative	41	27,874,079	14.82	679,856	6.758	358	669	75.04
Stated Income\Stated Asset	56	21,556,358	11.46	384,935	7.238	357	707	75.14
No Ratio	53	19,781,711	10.52	373,240	7.301	358	693	70.10
No Income/No Asset	80	16,955,857	9.01	211,948	7.629	358	702	68.90
Full-DU	1	263,767	0.14	263,767	6.625	359	640	80.00
Total	448	$188,119,677	100.00%

(1) Fannie Mae Desktop Underwriter is an automated underwriting system (AUS).

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50.00	26	$13,639,759	7.25%	524,606	7.077	356	684	40.96
50.01 - 55.00	4	934,182	0.50	233,546	7.610	355	686	52.48
55.01 - 60.00	8	2,269,646	1.21	283,706	7.010	358	677	57.57
60.01 - 65.00	9	4,532,113	2.41	503,568	6.893	358	684	64.74
65.01 - 70.00	50	23,349,142	12.41	466,983	7.172	358	687	69.47
70.01 - 75.00	67	28,927,060	15.38	431,747	6.973	358	687	74.19
75.01 - 80.00	272	109,584,391	58.25	402,884	7.079	358	692	79.63
80.01 - 85.00	2	983,097	0.52	491,549	7.352	350	676	82.65
85.01 - 90.00	7	2,843,306	1.51	406,187	7.172	358	679	89.83
90.01 - 95.00	3	1,056,980	0.56	352,327	7.424	359	678	95.00
Total	448	$188,119,677	100.00%

(1)	As of the Initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in Loan Group 2 was approximately 74.23%.
(2)	Does not take into account any secondary financing on the Initial Mortgage Loans in Loan Group 2 that may exist at the time of origination.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50.00	26	$13,639,759	7.25%	524,606	7.077	356	684	40.96
50.01 - 55.00	4	934,182	0.50	233,546	7.610	355	686	52.48
55.01 - 60.00	8	2,269,646	1.21	283,706	7.010	358	677	57.57
60.01 - 65.00	8	4,429,925	2.35	553,741	6.885	358	687	64.74
65.01 - 70.00	42	21,082,664	11.21	501,968	7.106	358	682	69.45
70.01 - 75.00	59	24,404,105	12.97	413,629	6.946	358	687	74.11
75.01 - 80.00	132	48,670,165	25.87	368,713	6.906	358	692	79.47
80.01 - 85.00	6	2,933,125	1.56	488,854	6.998	357	675	80.22
85.01 - 90.00	40	18,545,573	9.86	463,639	7.172	358	700	79.49
90.01 - 95.00	26	10,846,380	5.77	417,168	7.081	358	682	80.67
95.01 - 100.00	97	40,364,153	21.46	416,125	7.317	358	692	79.60
Total	448	$188,119,677	100.00%
________
(1)	As of the Initial cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Initial Mortgage Loans in Loan Group 2 was approximately 80.41%.
(2)	Takes into account any secondary financing on the Initial Mortgage Loans in Loan Group 2 that may exist at the time of origination.

Geographic Distribution of Mortgaged Properties(1)

State	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alabama	2	$552,708	0.29%	276,354	7.390	358	645	80.00
Alaska	1	183,894	0.10	183,894	8.750	359	619	80.00
Arizona	26	8,634,251	4.59	332,087	7.269	359	683	79.66
California	115	64,342,794	34.20	559,503	6.953	358	689	75.16
Colorado	16	8,953,170	4.76	559,573	7.148	358	688	71.00
Connecticut	6	2,156,291	1.15	359,382	6.937	358	689	80.00
District of Columbia	2	1,578,569	0.84	789,284	7.585	358	683	76.29
Florida	64	18,188,562	9.67	284,196	7.104	357	690	72.25
Georgia	5	1,022,145	0.54	204,429	7.165	358	689	80.00
Hawaii	1	647,500	0.34	647,500	6.625	359	639	74.06
Idaho	3	410,154	0.22	136,718	7.082	359	695	70.00
Illinois	16	7,281,752	3.87	455,110	7.181	358	695	73.74
Indiana	6	2,307,862	1.23	384,644	7.184	359	682	76.75
Kentucky	5	1,743,504	0.93	348,701	7.025	358	687	81.08
Louisiana	2	1,428,799	0.76	714,399	6.875	359	666	73.18
Maine	2	508,995	0.27	254,498	7.201	359	667	79.52
Maryland	10	3,738,365	1.99	373,836	7.200	358	671	79.07
Massachusetts	13	8,283,372	4.40	637,182	7.258	358	682	69.21
Michigan	10	2,142,850	1.14	214,285	7.144	357	712	76.27
Minnesota	6	2,254,897	1.20	375,816	7.249	358	737	77.31
Missouri	1	136,067	0.07	136,067	8.000	358	604	70.00
Montana	1	1,000,000	0.53	1,000,000	6.750	359	691	80.00
Nebraska	4	292,625	0.16	73,156	7.750	357	723	75.00
Nevada	7	2,908,994	1.55	415,571	6.925	358	678	79.60
New Hampshire	4	1,985,565	1.06	496,391	6.837	357	697	80.00
New Jersey	1	1,098,191	0.58	1,098,191	7.000	358	637	40.74
New Mexico	1	369,346	0.20	369,346	7.125	357	679	73.78
New York	19	12,041,129	6.40	633,744	7.284	358	695	69.21
North Carolina	8	1,974,660	1.05	246,833	7.558	358	701	80.93
Ohio	8	904,696	0.48	113,087	7.534	358	661	76.35
Oklahoma	1	43,906	0.02	43,906	7.750	357	646	80.00
Oregon	7	2,653,764	1.41	379,109	6.900	358	720	76.35
Pennsylvania	8	1,056,744	0.56	132,093	7.344	359	671	78.91

State	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Rhode Island	5	1,654,401	0.88	330,880	8.010	358	691	71.78
South Carolina	9	4,443,575	2.36	493,731	6.932	358	687	49.62
Tennessee	4	1,039,964	0.55	259,991	7.698	358	727	82.33
Texas	15	2,597,506	1.38	173,167	7.071	359	681	77.33
Utah	3	1,460,100	0.78	486,700	6.944	359	726	77.79
Vermont	2	448,450	0.24	224,225	7.250	359	691	65.29
Virginia	16	7,346,948	3.91	459,184	6.900	358	695	78.85
Washington	10	4,154,403	2.21	415,440	6.759	358	710	79.17
West Virginia	1	583,487	0.31	583,487	7.500	359	681	80.00
Wisconsin	1	164,722	0.09	164,722	6.875	358	677	69.92
Wyoming	1	1,400,000	0.74	1,400,000	6.625	358	631	80.00
Total	448	$188,119,677	100.00%
_________
(1)	As of the Initial cut-off date, no more than approximately 1.42% of the Initial Mortgage Loans in Loan Group 2 were secured by mortgaged properties located in any one postal zip code area.

Purpose of Initial Mortgage Loans

Loan Purpose	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Refinance (cash-out)	228	$96,690,705	51.40%	424,082	6.982	358	681	71.19
Purchase	167	65,951,072	35.06	394,917	7.263	358	697	79.33
Refinance (rate/term)	53	25,477,900	13.54	480,715	6.950	358	701	72.54
Total	448	$188,119,677	100.00%

Types of Mortgaged Properties

Property Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	292	$119,716,965	63.64%	409,990	7.087	358	687	73.66
Planned Unit Development	80	43,045,589	22.88	538,070	6.965	358	688	75.24
2-4 Family Residence	26	9,269,695	4.93	356,527	7.501	359	700	71.27
Condominium	42	11,496,723	6.11	273,732	7.187	358	683	77.61
High-rise Condominium	6	4,500,771	2.39	750,129	6.688	358	747	77.11
Townhouse	2	89,933	0.05	44,967	7.500	359	675	80.00
Total	448	$188,119,677	100.00%

Occupancy Types(1)

Occupancy Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Owner Occupied	320	$154,451,897	82.10%	482,662	7.046	358	684	74.83
Investment Property	108	24,460,791	13.00	226,489	7.255	358	719	72.24
Secondary Residence	20	9,206,989	4.89	460,349	7.097	358	705	69.41
Total	448	$188,119,677	100.00%
___________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Terms to Maturity (Months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
360	12	$6,216,167	3.30%	518,014	6.613	360	701	75.01
359	175	82,554,170	43.88	471,738	6.978	359	684	76.08
358	131	54,607,362	29.03	416,850	7.135	358	691	73.11
357	80	27,523,969	14.63	344,050	7.368	357	693	73.56
356	27	10,466,447	5.56	387,646	6.976	356	689	67.99
355	7	2,890,383	1.54	412,912	7.122	355	727	70.40
354	3	564,085	0.30	188,028	7.665	354	715	81.49
353	3	1,014,697	0.54	338,232	6.909	353	720	82.94
352	3	831,590	0.44	277,197	6.778	352	694	61.17
351	2	255,947	0.14	127,973	7.653	351	704	60.13
350	1	280,000	0.15	280,000	7.500	350	748	80.00
349	2	262,188	0.14	131,094	7.403	349	614	57.04
348	1	526,500	0.28	526,500	7.875	348	664	84.51
232	1	126,170	0.07	126,170	6.750	232	654	47.50
Total	448	$188,119,677	100.00%
_________
(1)	As of the Initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in Loan Group 2 was approximately 358 months.

Interest-Only Periods at Origination

Interest Only Period (months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
None	280	$107,318,384	57.05%	383,280	7.011	358	685	72.76
60	2	597,500	0.32	298,750	6.557	359	682	77.23
120	166	80,203,793	42.63	483,155	7.167	358	695	76.17
Total	448	$188,119,677	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
None	396	$171,487,470	91.16%	433,049	7.073	358	689	74.05
12	9	3,932,052	2.09	436,895	7.139	359	695	75.48
24	3	493,372	0.26	164,457	7.883	357	634	75.75
36	35	11,065,897	5.88	316,168	7.053	358	691	76.16
60	5	1,140,886	0.61	228,177	7.124	344	669	76.41
Total	448	$188,119,677	100.00%

Loan Group 3

Mortgage Rates(1)

Range of Mortgage Rates (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.001 - 5.500	4	$1,927,099	0.97%	481,775	5.500	357	711	72.67
5.501 - 6.000	23	10,786,905	5.42	468,996	5.811	358	713	71.89
6.001 - 6.500	36	16,185,009	8.13	449,584	6.367	354	727	79.44
6.501 - 7.000	138	48,980,537	24.59	354,931	6.836	359	688	77.97
7.001 - 7.500	201	52,518,165	26.37	261,284	7.303	358	674	77.61
7.501 - 8.000	162	36,100,990	18.13	222,846	7.803	354	657	78.60
8.001 - 8.500	85	21,950,861	11.02	258,245	8.318	358	670	80.27
8.501 - 9.000	43	8,198,375	4.12	190,660	8.785	358	666	81.39
9.001 - 9.500	6	1,522,578	0.76	253,763	9.335	357	681	94.14
9.501 - 10.000	3	930,903	0.47	310,301	9.663	356	635	86.68
10.001 - 10.500	1	75,902	0.04	75,902	10.150	357	634	95.00
Total	702	$199,177,324	100.00%
_________
(1)
The lender acquired mortgage insurance Initial Mortgage Loans in Loan Group 3 are shown in the preceding table at the mortgage rates inclusive of the interest premium charge by the related lenders. As of the Initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in Loan Group 3 (net of such premiums) was approximately 7.264% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in Loan Group 3 was approximately 7.305% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
$0.01 - $50,000.00	6	$278,572	0.14%	46,429	8.108	321	687	70.64
$50,000.01 - $100,000.00	77	6,045,246	3.04	78,510	7.815	353	677	76.90
$100,000.01 - $150,000.00	161	19,798,732	9.94	122,973	7.617	357	672	79.40
$150,000.01 - $200,000.00	99	17,226,447	8.65	174,005	7.437	353	664	77.99
$200,000.01 - $250,000.00	62	13,871,074	6.96	223,727	7.722	357	676	80.71
$250,000.01 - $300,000.00	54	15,026,043	7.54	278,260	7.477	360	672	80.20
$300,000.01 - $350,000.00	49	15,888,255	7.98	324,250	7.296	361	669	78.42
$350,000.01 - $400,000.00	31	11,652,248	5.85	375,879	7.501	356	660	78.43
$400,000.01 - $450,000.00	25	10,802,062	5.42	432,082	7.120	349	665	81.76
$450,000.01 - $500,000.00	50	23,817,473	11.96	476,349	7.014	357	683	79.47
$500,000.01 - $550,000.00	21	11,123,076	5.58	529,670	7.089	357	672	78.68
$550,000.01 - $600,000.00	16	9,119,999	4.58	570,000	7.109	358	667	77.17
$600,000.01 - $650,000.00	12	7,617,378	3.82	634,781	6.893	367	733	71.21
$650,000.01 - $700,000.00	5	3,424,602	1.72	684,920	7.602	357	684	78.87
$700,000.01 - $750,000.00	4	2,877,285	1.44	719,321	7.304	356	739	78.67
$750,000.01 - $1,000,000.00	21	18,961,515	9.52	902,929	7.232	358	710	76.75
$1,000,000.01 - $1,500,000.00	8	9,864,977	4.95	1,233,122	6.607	357	724	72.78
$1,500,000.01 - $2,000,000.00	1	1,782,339	0.89	1,782,339	8.000	347	593	80.00
Total	702	$199,177,324	100.00%
__________
(1)	As of the Initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in Loan Group 3 was approximately $283,728.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Less than 500	1	$121,869	0.06%	121,869	8.875	354	456	79.99
501 - 520	2	298,103	0.15	149,051	7.667	355	506	79.99
521 - 540	2	583,827	0.29	291,914	7.679	355	534	80.00
541 - 560	9	1,850,812	0.93	205,646	7.639	355	550	78.87
561 - 580	7	1,160,480	0.58	165,783	7.737	354	567	79.49
581 - 600	21	6,269,541	3.15	298,550	7.697	352	594	80.22
601 - 620	44	9,636,725	4.84	219,016	7.715	361	612	76.79
621 - 640	89	27,895,785	14.01	313,436	7.371	359	630	79.66
641 - 660	129	33,136,307	16.64	256,871	7.530	357	651	78.00
661 - 680	93	25,538,513	12.82	274,608	7.413	358	670	78.20
681 - 700	108	29,474,028	14.80	272,908	7.316	357	691	77.85
701 - 720	57	13,646,655	6.85	239,415	7.133	354	711	79.30
721 - 740	49	14,244,550	7.15	290,705	7.229	356	731	77.78
741 - 760	38	12,533,965	6.29	329,841	6.757	358	750	77.25
761 - 780	34	14,937,047	7.50	439,325	6.872	355	770	79.67
781 - 800	14	5,583,209	2.80	398,801	6.758	358	789	75.31
801 - 820	3	1,021,277	0.51	340,426	6.883	354	808	68.03
Unknown	2	1,244,631	0.62	622,316	7.144	359	N/A	77.34
Total	702	$199,177,324	100.00%

(1)	As of the Initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in Loan Group 3 was approximately 680.

Documentation Program for Initial Mortgage Loans

Type of Program	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Reduced	237	$76,956,788	38.64%	324,712	7.335	356	681	77.29
Full/Alternative	188	48,567,750	24.38	258,339	6.992	359	665	80.26
No Ratio	138	36,346,990	18.25	263,384	7.620	356	678	79.31
No Income/No Asset	72	15,774,124	7.92	219,085	7.775	358	688	75.82
Stated Income/Stated Asset	53	15,082,579	7.57	284,577	7.297	355	689	76.66
Preferred	9	5,368,907	2.70	596,545	6.371	359	760	79.93
Full-DU	5	1,080,185	0.54	216,037	6.531	359	752	78.12
Total	702	$199,177,324	100.00%
(1)	Fannie Mae Desktop Underwriter is an automated underwriting system (AUS).

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50.00	12	$3,165,443	1.59%	263,787	7.312	353	688	44.96
50.01 - 55.00	2	455,800	0.23	227,900	6.983	350	608	51.36
55.01 - 60.00	9	3,584,529	1.80	398,281	6.467	365	712	58.28
60.01 - 65.00	15	7,348,283	3.69	489,886	6.771	358	700	63.46
65.01 - 70.00	32	9,073,864	4.56	283,558	7.653	356	668	68.50
70.01 - 75.00	50	15,711,255	7.89	314,225	7.107	355	679	73.85
75.01 - 80.00	515	140,873,576	70.73	273,541	7.317	357	681	79.73
80.01 - 85.00	8	2,879,451	1.45	359,931	6.926	355	637	83.76
85.01 - 90.00	27	8,004,833	4.02	296,475	7.128	356	654	89.37
90.01 - 95.00	18	4,748,939	2.38	263,830	8.124	357	670	94.62
95.01 - 100.00	14	3,331,350	1.67	237,954	8.496	370	703	100.00
Total	702	$199,177,324	100.00%
_________
(1)	As of the Initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in Loan Group 3 was approximately 78.29%.
(2)	Does not take into account any secondary financing on the Initial Mortgage Loans in Loan Group 3 that may exist at the time of origination.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50.00	12	$3,165,443	1.59%	263,787	7.312	353	688	44.96
50.01 - 55.00	2	455,800	0.23	227,900	6.983	350	608	51.36
55.01 - 60.00	9	3,584,529	1.80	398,281	6.467	365	712	58.28
60.01 - 65.00	15	7,348,283	3.69	489,886	6.771	358	700	63.46
65.01 - 70.00	24	6,574,022	3.30	273,918	7.552	357	672	68.18
70.01 - 75.00	35	10,973,882	5.51	313,539	6.945	355	681	73.44
75.01 - 80.00	152	46,109,149	23.15	303,350	7.206	354	690	79.25
80.01 - 85.00	19	8,753,385	4.39	460,704	6.942	361	666	79.32
85.01 - 90.00	77	27,471,033	13.79	356,767	7.176	357	674	82.27
90.01 - 95.00	88	23,802,462	11.95	270,483	7.641	356	685	82.17
95.01 - 100.00	267	60,697,189	30.47	227,330	7.518	360	672	80.99
100.01 - 105.00	2	242,148	0.12	121,074	6.200	347	688	78.28
Total	702	$199,177,324	100.00%
_________
(1)	As of the Initial cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Initial Mortgage Loans in Loan Group 3 was approximately 86.82%.
(2)	Takes into account any secondary financing on the Initial Mortgage Loans in Loan Group 3 that may exist at the time of origination.

Geographic Distribution of Mortgaged Properties(1)

State	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alabama	12	$2,748,417	1.38%	229,035	7.566	356	658	79.76
Arizona	10	1,736,368	0.87	173,637	7.722	353	693	77.27
Arkansas	1	81,480	0.04	81,480	7.250	357	683	92.84
California	69	36,627,304	18.39	530,830	6.844	358	689	77.60
Colorado	8	950,240	0.48	118,780	7.546	356	668	75.68
Connecticut	9	3,007,712	1.51	334,190	7.261	357	689	81.63
Delaware	4	1,176,728	0.59	294,182	7.483	355	684	77.62
District of Columbia	4	1,315,567	0.66	328,892	7.656	356	677	80.00
Florida	98	24,503,776	12.30	250,039	7.566	355	669	78.58
Georgia	72	12,491,397	6.27	173,492	7.565	357	658	80.20
Hawaii	2	742,534	0.37	371,267	7.650	353	699	68.00
Idaho	5	1,836,771	0.92	367,354	8.143	354	688	72.65
Illinois	16	5,050,213	2.54	315,638	7.480	356	687	73.92
Indiana	2	379,868	0.19	189,934	7.170	358	660	80.00
Kentucky	2	387,788	0.19	193,894	6.889	355	664	78.61
Louisiana	6	1,463,921	0.73	243,987	8.081	357	696	80.41
Maine	2	443,467	0.22	221,734	7.372	356	762	79.44
Maryland	23	9,533,665	4.79	414,507	7.081	357	660	81.65
Massachusetts	20	7,715,583	3.87	385,779	7.227	367	686	77.88
Michigan	11	1,715,602	0.86	155,964	7.369	357	653	78.45
Minnesota	14	2,872,460	1.44	205,176	7.222	357	664	79.52
Mississippi	11	1,829,146	0.92	166,286	7.567	337	679	79.15
Missouri	10	1,236,567	0.62	123,657	7.772	355	675	77.68
Nevada	13	3,688,386	1.85	283,722	7.398	365	673	83.57
New Jersey	23	8,742,205	4.39	380,096	7.492	360	650	79.11
New Mexico	1	920,500	0.46	920,500	7.875	356	643	70.00
New York	41	21,013,023	10.55	512,513	7.214	357	707	73.89
North Carolina	23	4,674,660	2.35	203,246	7.834	341	659	77.32
Ohio	26	3,479,937	1.75	133,844	7.274	363	667	79.32
Oklahoma	8	948,332	0.48	118,542	7.943	356	691	83.37
Oregon	12	3,719,880	1.87	309,990	7.198	357	679	78.03
Pennsylvania	12	2,723,650	1.37	226,971	7.391	349	692	79.97
Rhode Island	3	1,086,282	0.55	362,094	7.673	353	682	79.86
South Carolina	28	4,830,895	2.43	172,532	7.588	362	682	78.67
Tennessee	14	2,744,487	1.38	196,035	7.342	361	654	80.13
Texas	44	6,691,218	3.36	152,073	7.707	356	677	82.93
Utah	8	1,937,975	0.97	242,247	7.301	355	742	86.68
Virginia	26	9,436,147	4.74	362,929	6.757	357	712	77.31
Washington	7	2,156,691	1.08	308,099	7.409	357	656	79.81
Wisconsin	2	536,483	0.27	268,241	7.646	358	753	80.00
Total	702	$199,177,324	100.00%
_________
(1)	As of the Initial cut-off date, no more than approximately 1.33% of the Initial Mortgage Loans in Loan Group 3 were secured by mortgaged properties located in any one postal zip code area.

Purpose of Initial Mortgage Loans

Loan Purpose	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	353	$92,636,247	46.51%	262,426	7.368	357	691	80.46
Refinance (cash-out)	295	87,184,462	43.77	295,541	7.269	358	670	76.55
Refinance (rate/term)	54	19,356,615	9.72	358,456	7.162	352	677	75.77
Total	702	$199,177,324	100.00%

Types of Mortgaged Properties

Property Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Single Family Residence	388	$102,742,486	51.58%	264,800	7.267	357	674	78.02
Planned Unit Development	163	40,614,058	20.39	249,166	7.363	357	672	79.49
2 - 4 Family Residence	71	26,936,750	13.52	379,391	7.491	356	697	77.45
Condominium	50	14,253,184	7.16	285,064	7.369	361	678	79.57
High-rise Condominium	21	11,479,467	5.76	546,641	6.866	359	737	79.15
Cooperative	3	2,297,902	1.15	765,967	7.178	357	657	66.50
Townhouse	6	853,478	0.43	142,246	8.329	351	648	80.12
Total	702	$199,177,324	100.00%

Occupancy Types(1)

Occupancy Type	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Owner Occupied	501	$151,431,405	76.03%	302,258	7.244	358	674	78.60
Investment Property	158	37,719,424	18.94	238,731	7.491	356	704	76.99
Secondary Residence	43	10,026,495	5.03	233,174	7.519	352	688	78.62
Total	702	$199,177,324	100.00%
___________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Terms to Maturity (Months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
478	1	$212,859	0.11%	212,859	7.500	478	671	60.00
477	2	382,813	0.19	191,406	7.825	477	633	80.00
476	3	790,333	0.40	263,444	7.241	476	616	79.21
475	3	875,799	0.44	291,933	8.138	475	674	82.58
473	1	274,499	0.14	274,499	8.875	473	680	100.00
360	16	10,004,231	5.02	625,264	6.393	360	705	75.21
359	77	34,362,777	17.25	446,270	6.731	359	697	78.88
358	132	40,951,544	20.56	310,239	7.236	358	694	77.88
357	131	35,805,835	17.98	273,327	7.383	357	686	79.12
356	80	18,002,731	9.04	225,034	7.535	356	666	78.97
355	108	23,936,337	12.02	221,633	7.735	355	644	78.37
354	41	10,093,050	5.07	246,172	7.691	354	669	76.25
353	9	2,917,737	1.46	324,193	7.292	353	654	81.49
352	23	4,213,098	2.12	183,178	8.098	352	664	78.17
351	13	1,908,559	0.96	146,812	7.785	351	659	75.46
350	22	3,487,404	1.75	158,518	7.888	350	656	75.99
349	10	1,907,041	0.96	190,704	7.860	349	648	76.03
348	10	1,732,929	0.87	173,293	8.490	348	689	80.21
347	8	3,643,945	1.83	455,493	8.154	347	631	80.00
346	2	1,545,398	0.78	772,699	6.306	346	765	75.11
345	1	87,940	0.04	87,940	7.875	345	769	80.00
344	2	576,226	0.29	288,113	6.053	344	686	77.94
338	1	482,374	0.24	482,374	5.625	338	735	79.68
335	1	151,708	0.08	151,708	5.875	335	802	89.15
178	3	224,078	0.11	74,693	7.201	178	695	72.88
177	2	606,079	0.30	303,039	7.342	177	707	79.49
Total	702	$199,177,324	100.00%
____________
(1)	As of the Initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in Loan Group 3 was approximately 357 months.

Interest Only Periods at Origination

Interest Only Period (months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
None	451	$115,854,682	58.17%	256,884	7.375	358	680	79.20
60	6	1,491,650	0.75	248,608	7.465	356	666	75.65
120	245	81,830,992	41.08	334,004	7.203	357	681	77.06
Total	702	$199,177,324	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (months)	Number of Initial Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Initial Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
None	360	$123,389,090	61.95%	342,747	7.175	358	685	78.59
6	3	440,059	0.22	146,686	7.977	351	679	80.00
12	44	12,981,224	6.52	295,028	7.448	356	691	73.63
24	21	4,730,871	2.38	225,280	8.457	356	697	87.94
30	5	1,437,500	0.72	287,500	7.239	306	664	80.00
36	260	51,595,381	25.90	198,444	7.448	357	668	77.62
60	9	4,603,200	2.31	511,467	7.540	353	652	80.31
Total	702	$199,177,324	100.00%

Annex I

Available Exchanges of Depositable Certificates for Exchangeable Certificates(1)(2)

Classes of Depositable Certificates		Related Classes of Exchangeable Certificates
Classes of Depositable Certificates	Original Certificate Balance or Notional Amount	Classes of Exchangeable Certificates	Maximum Original Certificate Balance or Notional Amount	Pass-Through Rate
Recombination 1 (3)
Class 1-A-4	$18,540,000	Class 1-A-5	$18,540,000	5.25%
		Class 1-A-6	$18,540,000	5.50%
		Class 1-A-7	$1,612,173 (4)	5.75%

Recombination 2
Class 1-A-4	$18,540,000	Class 1-A-8	$17,767,500	6.00%
		Class 1-A-9	$772,500	0.00%

Recombination 3 (5)
Class 1-A-1	$125,000,000	Class 1-A-13	$133,438,000	5.25%
Class 1-A-3	$8,438,000	Class 1-A-14	$133,438,000	5.50%
		Class 1-A-15	$11,603,304 (4)	5.75%

Recombination 4 (6)
Class 2-A-3	$26,500,000	Class 2-A-11	$26,500,000	5.25%
		Class 2-A-12	$26,500,000	5.50%
		Class 2-A-13	$26,500,000	5.75%
		Class 2-A-14	$3,312,500 (4)	6.00%

Recombination 5 (7)
Class 2-A-4	$2,000,000	Class 2-A-15	$2,000,000	5.25%
		Class 2-A-16	$2,000,000	5.50%
		Class 2-A-17	$2,000,000	5.75%
		Class 2-A-18	$250,000 (4)	6.00%

Recombination 6 (8)
Class 2-A-5	$11,500,000	Class 2-A-19	$11,500,000	5.25%
		Class 2-A-20	$11,500,000	5.50%
		Class 2-A-21	$11,500,000	5.75%
		Class 2-A-22	$1,437,500 (4)	6.00%

Recombination 7 (9)
Class 2-A-8	$58,572,000	Class 2-A-23	$58,572,000	5.25%
		Class 2-A-24	$58,572,000	5.50%
		Class 2-A-25	$58,572,000	5.75%
		Class 2-A-26	$7,321,500 (4)	6.00%

Recombination 8 (10)
Class 2-A-9	$5,714,000	Class 2-A-27	$5,714,000	5.25%
		Class 2-A-28	$5,714,000	5.50%
		Class 2-A-29	$5,714,000	5.75%
		Class 2-A-30	$714,250 (4)	6.00%

Recombination 9 (11)
Class 2-A-10	$38,568,000	Class 2-A-31	$38,568,000	5.25%
		Class 2-A-32	$38,568,000	5.50%
		Class 2-A-33	$38,568,000	5.75%
		Class 2-A-34	$4,821,000 (4)	6.00%

Recombination 10 (12)
Class 2-A-8	$58,572,000	Class 2-A-35	$64,286,000	5.25%
Class 2-A-9	$5,714,000	Class 2-A-36	$64,286,000	5.50%
		Class 2-A-37	$64,286,000	5.75%
		Class 2-A-38	$8,035,750 (4)	6.00%

Classes of Depositable Certificates		Related Classes of Exchangeable Certificates
Classes of Depositable Certificates	Original Certificate Balance or Notional Amount	Classes of Exchangeable Certificates	Maximum Original Certificate Balance or Notional Amount	Pass-Through Rate

Recombination 11 (13)
Class 2-A-3	$26,500,000	Class 2-A-39	$28,500,000	5.25%
Class 2-A-4	$2,000,000	Class 2-A-40	$28,500,000	5.50%
		Class 2-A-41	$28,500,000	5.75%
		Class 2-A-42	$3,562,500 (4)	6.00%

Recombination 12
Class 1-A-4	$18,540,000	Class 1-A-10	$17,367,000	5.75%
		Class 1-A-11	$1,173,000	5.75%

Recombination 13
Class 1-A-1	$125,000,000	Class 1-A-12	$133,438,000	5.75%
Class 1-A-3	$8,438,000

Recombination 14
Class 2-A-3	$26,500,000	Class 2-A-43	$28,500,000	6.00%
Class 2-A-4	$2,000,000

Recombination 15
Class 2-A-8	$58,572,000	Class 2-A-44	$64,286,000	6.00%
Class 2-A-9	$5,714,000

______________
(1)
Depositable Certificates and Exchangeable Certificates may be exchanged only in the proportions shown in this Annex I. In any exchange, the relative proportions of the Depositable Certificates to be delivered (or, if applicable, received) in such exchange will equal the proportions reflected by the outstanding Class Certificate Balances or notional amounts of the related Depositable Certificates at the time of exchange.

(2)
If, as a result of a proposed exchange, a certificateholder would hold a Depositable Certificate or Exchangeable Certificate of a class in an amount less than the applicable minimum denomination for that class, the certificateholder will be unable to effect the proposed exchange. See “Description of the Certificates— Book-Entry Certificates; Denominations” in this free writing prospectus.

(3)
The Class 1-A-4 Certificates may be exchanged for either (i) the Class 1-A-5 and Class 1-A-7 Certificates or (ii) the Class 1-A-6 and Class 1-A-7 Certificates in such proportions that result in principal and interest entitlements of the classes of certificates received being equal to the principal and interest entitlements for the Class 1-A-4 Certificates.

(4)
This class of certificates is a class of interest-only notional amount certificates. The notional amount reflected in the table represents the maximum initial notional amount for this class of certificates.

(5)
The Class 1-A-1 and Class 1-A-3 Certificates may be exchanged for either (i) the Class 1-A-13 and Class 1-A-15 Certificates or (ii) the Class 1-A-14 and Class 1-A-15 Certificates in such proportions that result in principal and interest entitlements of the classes of certificates received being equal to the principal and interest entitlements for the Class 1-A-1 and Class 1-A-3 Certificates.

(6)
The Class 2-A-3 Certificates may be exchanged for either (i) the Class 2-A-11 and Class 2-A-14 Certificates, (ii) the Class 2-A-12 and Class 2-A-14 Certificates or (iii) the Class 2-A-13 and Class 2-A-14 Certificates in such proportions that result in principal and interest entitlements of the classes of certificates received being equal to the principal and interest entitlements for the Class 2-A-3 Certificates.

(7)
The Class 2-A-4 Certificates may be exchanged for either (i) the Class 2-A-15 and Class 2-A-18 Certificates, (ii) the Class 2-A-16 and Class 2-A-18 Certificates or (iii) the Class 2-A-17 and Class 2-A-18 Certificates in such proportions that result in principal and interest entitlements of the classes of certificates received being equal to the principal and interest entitlements for the Class 2-A-4 Certificates.

(8)
The Class 2-A-5 Certificates may be exchanged for either (i) the Class 2-A-19 and Class 2-A-22 Certificates, (ii) the Class 2-A-20 and Class 2-A-22 Certificates or (iii) the Class 2-A-21 and Class 2-A-22 Certificates in such proportions that result in principal and interest entitlements of the classes of certificates received being equal to the principal and interest entitlements for the Class 2-A-5 Certificates.

(9)
The Class 2-A-8 Certificates may be exchanged for either (i) the Class 2-A-23 and Class 2-A-26 Certificates, (ii) the Class 2-A-24 and Class 2-A-26 Certificates or (iii) the Class 2-A-25 and Class 2-A-26 Certificates in such proportions that result in principal and interest entitlements of the classes of certificates received being equal to the principal and interest entitlements for the Class 2-A-8 Certificates.

(10)
The Class 2-A-9 Certificates may be exchanged for either (i) the Class 2-A-27 and Class 2-A-30 Certificates, (ii) the Class 2-A-28 and Class 2-A-30 Certificates or (iii) the Class 2-A-29 and Class 2-A-30 Certificates in such proportions that result in principal and interest entitlements of the classes of certificates received being equal to the principal and interest entitlements for the Class 2-A-9 Certificates.

(11)
The Class 2-A-10 Certificates may be exchanged for either (i) the Class 2-A-31 and Class 2-A-34 Certificates, (ii) the Class 2-A-32 and Class 2-A-34 Certificates or (iii) the Class 2-A-33 and Class 2-A-34 Certificates in such proportions that result in principal and interest entitlements of the classes of certificates received being equal to the principal and interest entitlements for the Class 2-A-10 Certificates.

(12)
The Class 2-A-8 and Class 2-A-9 Certificates may be exchanged for either (i) the Class 2-A-35 and Class 2-A-38 Certificates, (ii) the Class 2-A-36 and Class 2-A-38 Certificates or (iii) the Class 2-A-37 and Class 2-A-38 Certificates in such proportions that result in principal and interest entitlements of the classes of certificates received being equal to the principal and interest entitlements for the Class 2-A-8 and Class 2-A-9 Certificates.

(13)
The Class 2-A-3 and Class 2-A-4 Certificates may be exchanged for either (i) the Class 2-A-39 and Class 2-A-42 Certificates, (ii) the Class 2-A-40 and Class 2-A-42 Certificates or (iii) the Class 2-A-41 and Class 2-A-42 Certificates in such proportions that result in principal and interest entitlements of the classes of certificates received being equal to the principal and interest entitlements for the Class 2-A-3 and Class 2-A-4 Certificates.